THIS DOCUMENT IS A COPY OF THE FORM 8-K PREVIOUSLY FILED ON
FEBRUARY 15, 1994 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP
EXEMPTION

                               Securities and Exchange Commission

                                        Washington, D.C. 20549



                                               Form 8-K


                                    Current Report




                                Pursuant to Section 13 or 15(d) of the
                                    Securities Exchange Act of 1934




                  Date of Report (Date of earliest event reported) February 15,
1994



                                   Registrant; State of Incorporation;     IRS
Employer
        Commission File Number     Address; and Telephone Number
Identification No.

        1-5532                     Portland General Corporation
93-0909442
                                   (an Oregon Corporation)
                                   121 SW Salmon Street
                                   Portland, Oregon 97204
                                   (503) 464-8820


        1-5532-99                  Portland General Electric Company
93-0256820
                                   (an Oregon Corporation)
                                   121 SW Salmon Street
                                   Portland, Oregon 97204
                                   (503) 464-8000



                             121 S.W. Salmon Street, Portland, Oregon
97204
                              (Address of principal executive offices)
 (zip code)

                       Registrant's telephone number, including area code
503-464-8820


Item 5.  Other Events
                            Management's Discussion and Analysis of
                    Financial Condition and Results of Operations

Financial and Operating Outlook

Trojan Related Issues

Shutdown  -  In  early   1993,  Portland
General  Electric  Company  (PGE or  the
Company) ceased commercial operation  of
the  Trojan Nuclear Plant (Trojan).  PGE
made the decision to shut down Trojan as
part of its least cost planning process,
a biennial process whereby PGE evaluates
a mix  of energy  options that yield  an
adequate   and   reliable   supply    of
electricity  at  the least  cost  to the
utility and  to its customers.   On June
3,  1993  the   Oregon  Public   Utility
Commission   (PUC)   acknowledged  PGE's
Least Cost Plan.

Decommissioning  Estimate  -  The   1993
nuclear decommissioning estimate of $409
million   represents   a   site-specific
decommissioning cost estimate  performed
for    Trojan    by    an    experienced
decommissioning engineering firm.   This
cost estimate assumes that  the majority
of decommissioning activities will occur
between    1998    and    2002,    after
construction  of  a temporary  dry spent
fuel  storage  facility.     The   final
decommissioning activities will occur in
2018 after PGE completes shipment of spent fuel to a United States Department of Energy (USDOE) facility.

The   decommissioning    cost   estimate
includes  the  cost  of  decommissioning
planning,   removal   and   burial    of
irradiated  equipment and  facilities as
required   by  the   Nuclear  Regulatory
Commission  (NRC);  building  demolition
and  nonradiological  site  remediation;
and  fuel  management  costs   including
licensing, surveillance and $75  million
of transition costs.   Transition  costs
are the costs associated with operating and maintaining the spent fuel pool and securing the plant until dismantlement can begin.

The  1992 decommissioning  cost estimate
of $411 million  was based upon  a study
performed  on a nuclear plant similar to
Trojan   and   included   the  cost   of
dismantlement   activities     performed

during  the  years  1996  through  2002,
monitoring of stored spent fuel  through
2018  and $130 million  of miscellaneous
closure  and   transition   costs   ($43
million   was   amortized   to   nuclear
operating expenses during 1993).

The 1992  estimate  and the  1993  site-
specific  estimate are reflected  in the
Company's   financial    statements   in
nominal dollars (actual dollars expected
to  be  spent   in  each  year).     The
difference between the 1992 and the 1993
cost  estimates,  reflected  in  nominal
dollars, is due to  the application of a
higher  inflation factor, the  timing of
decommissioning  activities and  certain
changes   in   assumptions,   such    as
decommissioning the temporary dry  spent
fuel   storage  facility   and  shipping
highly activated reactor components to the USDOE repository in 2018, which are included in the 1993 estimate. Both the 1992 cost estimate and the 1993 site-specific cost estimate reflected in 1993
(current) dollars are $289 million.

Assumptions used  to  develop the  site-
specific  cost  estimate  represent  the
best  information  PGE  has   currently.
However,  the Company is  continuing its
analysis of various options which  could
change   the   timing   and   scope   of
dismantling activities.  Presently,  PGE
is planning to accelerate the  timing of
large  component  removal  which   could
reduce  overall  decommissioning  costs.
PGE   plans   to   submit   a   detailed
decommissioning  work plan to the NRC in
mid-1994.    The  Company  expects   any
future     changes      in     estimated
decommissioning costs to be incorporated in future revenues to be collected from customers.

Investment   Recovery  -  PGE   filed  a
general  rate case on  November 8, 1993,
which addresses recovery of Trojan plant
costs, including  decommissioning.    In
late February 1993, the PUC  granted PGE
accounting  authorization  to   continue
using previously approved depreciation and decommissioning rates and lives for its Trojan investment.

Least   cost   analysis   assumed   that
recovery of the Trojan plant investment,
including future  decommissioning costs,
would be granted by  the PUC.  Regarding
the  authority  of  the  PUC   to  grant
recovery,   the  Oregon   Department  of
Justice  (Attorney  General)  issued  an
opinion  that  the  PUC  may  allow rate
recovery of total plant costs, including
operating expenses, taxes,
decommissioning costs, return of capital
invested in the plant and return on  the
undepreciated  investment.    While  the
Attorney  General's  opinion  does   not
guarantee recovery of costs associated with the shutdown, it does clarify that under current law the PUC has authority to allow recovery of such costs in rates.

PGE  asked  the PUC  to  resolve certain
legal and policy questions regarding the
statutory    framework     for    future
ratemaking proceedings  related  to  the
recovery of  the  Trojan investment  and
decommissioning  costs.    On  August 9,
1993,  the  PUC  issued  a   declaratory
ruling  agreeing   with   the   Attorney
General's opinion discussed above.   The
ruling  also  stated that  the  PUC will
favorably   consider  allowing   PGE  to
recover  in rates  some  or  all of  its
return   on    and    return   of    its
undepreciated   investment  in   Trojan,
including decommissioning costs, if  PGE
meets certain conditions.  PGE  believes
that its  general  rate filing  provides
evidence  that satisfies  the conditions
established  by  the PUC.    In February
1993  the  Citizens'  Utility  Board  of
Oregon appealed the ruling to the Marion
County Circuit Court.

Management believes  that  the PUC  will
grant future revenues  to cover all,  or
substantially all, of Trojan plant costs
with an  appropriate  return.   However,
future  recovery  of  the  Trojan  plant
investment  and  future  decommissioning
costs requires PUC approval in  a public
regulatory process.    Although the  PUC
has  allowed  PGE  to  continue,  on  an
interim basis, collection of these costs
in the same manner as prescribed in  the
Company's last general rate  proceeding,
the PUC has  yet to address  recovery of
costs  related to a  prematurely retired
plant  when the  decision  to close  the
plant  was  based  upon  a   least  cost
planning process.  Due to  uncertainties
inherent in a public process, management
cannot predict, with certainty,  whether
all,  or substantially all,  of the $367
million Trojan plant investment and $356
million of future decommissioning  costs
will be recovered.  Management  believes
the  ultimate  outcome  of  this  public
regulatory  process  will  not  have   a
material adverse effect on the financial
condition,    liquidity    or    capital
resources of Portland General.  However,
it may  have a  material  impact on  the
results  of  operations  for  a   future
reporting period.

The  Company's  independent  accountants
are    satisfied    that    management's
assessment   regarding    the   ultimate
outcome  of  the  regulatory  process is
reasonable.     Due   to  the   inherent
uncertainties in the regulatory process discussed above, the magnitude of the amounts involved and the possible impact on the results of operations for a future reporting period, the Company's independent accountants have added a paragraph to their audit report to give emphasis to this matter.

General Rate Filing

On November 8, 1993, the Company filed a
request  with   the   PUC  to   increase
electric  prices  by  an average  of  5%
beginning  January 1, 1995.   Commercial
and industrial  customers'  rates  would
increase,  on   average,   3.2%.     The
proposed  increase  in  average   annual
revenues  is  $43  million,  after   the
effects   of  the  Regional   Power  Act
exchange credit.  PGE requested a return
on   equity  of  11.5%,  down  from  the
current authorized return of 12.5%. If approved, this would be the Company's first general price increase since 1991.

The  increase  in  the  cost  of  power,
driven by higher priced purchased  power
and increased fuel  costs, is the single
largest   factor  behind  the   need  to
request  an increase  in prices.   Other
operating factors  that  contributed  to
the request  are  federal tax  increases
and  capital   improvements   to   PGE's
distribution system.  Helping to  offset
these cost increases are cost savings at
Trojan,  property  tax  reductions   and
customer  growth.    In  addition,   the
Company  is proposing to  accelerate the
return to customers of profits  from the
1985 sale  of a portion of  the Boardman
Coal Plant  (Boardman) from 27  years to
three  years.      In  the   1987   rate
proceeding   the  PUC  ordered   PGE  to
allocate 77% of the gain to customers over a 27 year period.

The  general rate filing  includes PGE's
request for continued recovery of Trojan
costs     including     decommissioning,
operating  expenses,  taxes,  return  of
capital invested in the plant and return
on the undepreciated investment.   PGE's
current rates include recovery of these Trojan costs. The Company expects a PUC decision in late 1994.

Recovery  of  power  cost  deferrals  is
addressed in separate rate  proceedings,
not in the general  rate filing (see the
discussion  of   Power   Cost   Recovery
below).

Customer Growth and Revenues

Customer   growth   in   PGE's   service
territory was evident with the  addition
of  11,000  retail  customers  in  1993.
This  growth   accounted   for  a   2.6%
increase   in  weather-adjusted   retail
sales.    In  1993,  9,300   residential
customers  were  added  to  the  system,
compared to 9,400 in 1992.   The Company
estimates retail load growth in 1994 to be approximately the same as the growth experienced in 1993.

Power Cost Recovery

The  Company  is  incurring  substantial
near-term power costs to replace  Trojan
generation.  PGE's Power Cost Adjustment
Tariff (PCA) was eliminated in 1987.  As
a result,  adjustments  for power  costs
above  or below  those used  in existing
general tariffs  are  not  automatically
reflected  in  customers'  rates.     In
February 1993, the PUC authorized PGE to
defer, for later  collection, 80% of the
incremental power  costs  incurred  from
December 4, 1992, to March 31, 1993,  to
replace  Trojan generation.   In January
1994,  the PUC  authorized PGE  to start
collecting  this  power  cost   deferral
beginning in April 1994.

In August 1993,  the PUC authorized  PGE
to defer,  for later collection,  50% of
the incremental replacement power  costs
incurred from July 1, 1993, to March 31,
1994,  subject   to  a  review   of  PGE
earnings.    This  power  cost  deferral
authorization   does   not   immediately
affect  customer  rates.    However, PGE
expects future rates to allow recovery of these costs.

Power Supply

The  combination of power  purchases and
internal generation will continue to  be
utilized  to  replace  Trojan's   energy
until  new generating resources  come on
line by 1996.   PGE expects  to purchase
approximately  57%  of  its  1994   load
requirement.   The early  predictions of
1994 water conditions indicate they will
be   about  75%  of  normal.    However,
adequate supplies of secondary energy are expected to be available to meet customer demand. The completion of the third intertie in 1993 increased the Company's access to surplus energy and sales opportunities in California and
Arizona.

The January 1994  earthquake in the  Los
Angeles area caused damage to the direct
current (DC) intertie.  PGE expects this
transmission  loss to affect  the supply
of  power  from  the  Southwest  to  the
Pacific Northwest.    As a  result,  the
price   of  secondary  power,   and  the
Company's  wholesale  efforts,  may   be
affected.   PGE has 100 MW of scheduling
capability on the DC line to reach wholesale customers in the southwest.

Restoration of Salmon  Runs - The  Snake
River chinook salmon  has been listed as
a threatened species and the Snake River
sockeye   salmon  has  been   listed  as
endangered under the federal  Endangered
Species   Act.    The   National  Marine
Fisheries  Service  has  proposed  minor
changes to current river operations in a
draft  recovery plan that  is undergoing
public comment.    Proposals to  restore
these salmon  runs  include measures  to
increase  the river  flows on  the Snake
and  lower  Columbia  rivers  during the
spring  to allow  salmon  to  reach  the
Pacific Ocean faster, resulting in  less
water available for power generation  in
the  fall and  winter months.   Although
Company-owned hydro projects are not located on these rivers, future costs of secondary purchased power will likely increase throughout the region during low-water years.

Fuel Supply

PGE   has  short-term   agreements  with
various suppliers to purchase gas during the winter peak demand period. PGE also utilizes spot-market purchases of gas when necessary.

PGE  owns  90%   of  a  pipeline   which
directly connects the Beaver  Combustion
Turbine Plant (Beaver) to an  interstate
gas  pipeline operating  between British
Columbia and  New Mexico.   Beginning in
June  1993,  PGE  had  access  to 30,000
million     British     thermal    units
(MMBtu/day) of capacity on the pipeline,
increasing  to   76,000   MMBtu/day   in
November 1995.  Also in 1993, PGE signed
an   agreement    with    Pacific    Gas
Transmission to provide 41,000 MMBtu/day of capacity, starting in November 1995, on its natural gas pipeline.

National  Energy  Policy  Act  of 1992

The Federal Energy Regulatory Commission
(FERC)    can   now    order   wholesale
transmission access (wholesale wheeling)
of  electric power.   Wholesale wheeling
allows independent power producers and utilities to market excess power to other utilities over wide geographic areas. PGE's ownership of 950 megawatts of transmission rights on the Pacific
Northwest Intertie provides access to power and wholesale customers beyond

PGE's service territory.

Nonutility

Bonneville Pacific Litigation - Portland
General Corporation (Portland  General),
Portland    General    Holdings,    Inc.
(Holdings),   and   certain   affiliated
individuals have been  named in a  class
action  suit by investors  in Bonneville
Pacific Corporation (Bonneville Pacific)
and in a  suit filed  by the
bankruptcy
trustee  for  Bonneville  Pacific.   The
class  action   suit   alleges   various
violations of securities law, fraud  and
misrepresentation.    The  suit  by  the
bankruptcy   trustee    for   Bonneville
Pacific   alleges   federal   and   Utah
securities violations, common law fraud,
breach   of  fiduciary   duty,  tortious
interference,    negligence,   negligent
misrepresentation and other actionable wrongs.

Holdings  has filed a  complaint seeking
approximately $228  million  in  damages
against Deloitte  &  Touche and  certain
parties   associated   with   Bonneville
Pacific  alleging  that  it  relied   on
fraudulent and negligent statements  and
omissions  when   it   acquired  a   46%
interest in and made loans to Bonneville
Pacific.

A detailed report released in June 1992,
by a U.S. Bankruptcy examiner outlined a
number of questionable transactions that
resulted  in   gross   exaggeration   of
Bonneville  Pacific's  assets  prior  to
Holdings'   investment.     This  report
includes  the  examiner's  opinion  that
there was significant mismanagement  and
very likely fraud at Bonneville Pacific.
These   findings  support   management's
belief that a favorable outcome on these matters can be achieved.

For background information and further details, see Note 14, Legal Matters, in
Notes to Financial Statements.

Results of Operations

1993 Compared to 1992













Portland General reported 1993  earnings
of  $89   million,   $1.88  per   share,
compared  to  $90  million,  $1.93   per
share, in 1992.  In  1992, upon approval
from   the  PUC,  PGE   applied  capital
treatment to $18 million of Trojan steam
generator  repair   costs   which   were
incurred  in 1991.    As a  result,  $11
million, after tax, was restored to 1992
earnings.   Excluding  this event,  1992
earnings  would  have  been  $79 million
compared  to   $89   million  in   1993.
Regulatory action, continued customer growth and cost reductions contributed to the favorable 1993 results.

In  August 1993, the  PUC authorized PGE
to defer, for  later collection, 50%  of
the incremental Trojan replacement power
costs   incurred  from  July   1,  1993,
through   March   31,   1994.       This
authorization,  coupled  with  the   80%
deferral in place from December 4, 1992,
to March 31,  1993, (see the  Power Cost
Recovery   discussion  in   the  Outlook
section above)  allowed  the Company  to
record, in 1993, $67 million of revenues
related   to  the  future   recovery  of
replacement power costs.

Retail  load growth  of 2.6%  and cooler
weather during the early months  of 1993
positively    affected    revenue     by
increasing  sales of  kilowatt-hours 5%.
Wholesale  revenue declined  $30 million
due to  the lack of  low-cost power  for
resale.   The  recording of  replacement
power revenues and retail sales  growth,
partially  offset  by  the  decline   in
wholesale revenues, yielded an operating revenue increase of $64 million.















Operating   costs   (excluding  variable
power, depreciation, decommissioning and
amortization)  declined 14% due to a $53
million decline in nuclear expenses.  In
May  1993,   the   NRC  issued   PGE   a
possession only  license  amendment  for
Trojan.  This license amendment  reduced
or    eliminated    certain    operating
requirements that were unnecessary for a
shut  down  and  defueled  reactor which
allowed   PGE   to   reduce   personnel.
Nuclear expenses  for  1993 reflect  the
amortization  of   Trojan
miscellaneous
closure and transition costs (which were
accrued and capitalized at December  31,
1992).   These  costs  are amortized  as
payments  are  made.    During  1993 the
Company amortized $43 million to nuclear operating expenses.


















The   $53   million   nuclear    savings
partially   offset   the   $90   million
increase in  variable power costs.   The
average variable  power  cost  increased
from  15 mills per kilowatt-hour in 1992
to 19 mills  per kilowatt-hour (10 mills
= 1 cent) in 1993.  Trojan generated 16%
of the Company's 1992 power needs at  an
average  fuel  cost   of  4  mills   per
kilowatt-hour.    This  generation   was
primarily replaced by power purchases at
an  average  price   of  24  mills   per
kilowatt-hour.


















Good plant  performance  helped  control
variable  power  costs.    PGE's  Beaver
plant operated well in 1993,  generating
13% more  power than in 1992.   Company-
owned   hydro   production   rose   21%.
Additional   maintenance   outage   time
caused the  Colstrip Units 3  and 4 Coal
Plant  (Colstrip) generation  to decline
which  slightly  reduced  the  Company's
1993 thermal  generation  from the  1992
level (excluding Trojan), however the total average fuel cost increased from 9 mills per kilowatt-hour to 10 mills per kilowatt-hour driving 1993 fuel expense up $5 million.

Depreciation,     decommissioning    and
amortization increased  $24  million  in
1993.  The 1992 amount includes a credit
of  $18  million  associated  with   the
capitalization  of  1991  Trojan   steam
generator repair costs discussed  above.
The    remaining    increase    reflects
depreciation   charges  for   new  plant
placed in service.

Other    income    increased    slightly
reflecting accrued interest on  deferred
charges and  declining  interest  costs,
partially  offset  by  an  increase   in
charitable contributions       of
approximately $4 million.

1992 Compared to 1991

Financial  results  for  1992  were much
improved over 1991.  Portland  General's
earnings of  $90 million,  or $1.93  per
share, reflected improved operations  at
the  utility's   generating  facilities,
continued   customer  growth   and  cost
control.    In  1991,  Portland  General
experienced a  loss  of $50 million,  or
$1.06  per share, which  included losses
from independent  power  of  $74 million
and  additional real estate  reserves of
$29 million.   Excluding the  effects of
losses from nonutility interests, 1991 earnings would have been $53 million.

Trojan operated for  six months in  1992
compared   with  two  months   in  1991,
generating more  than  twice the  power.
This   reduced   the   need   for  power
purchases   on  the   secondary  market.
Operating  and  maintenance  costs   for
Trojan declined  30% in 1992.   The 1991
operating and maintenance costs included
$18   million  for  repairs   that  were
capitalized in 1992 (see the discussion of 1993 compared to 1992 above).

The  Company's  non-nuclear   generating
facilities   performed  well   in  1992.
Boardman  operated  at  an  85% capacity
factor generating 31% more power than in
1991.      Other   thermal    generation
increased 30%, while Company-owned hydro
power production declined 9% due to poor
water   conditions.     Higher  internal
generation raised fuel expense 34%,  but
significantly   reduced  the   need  for
incremental power purchases.  34%  fewer
megawatt-hours were  purchased; however,
the  average  price  per   megawatt-hour
purchased  increased  26%  due  to  poor
hydro  conditions  experienced  in   the
region.   The poor hydro conditions also
limited PGE's  ability  to make  nonfirm
resales.   Consequently,  1992 wholesale
revenue declined 17%.

Even though  unseasonably  warm  weather
reduced
demand,  1992   retail   revenues   rose
slightly  due to the  addition of 11,000
retail  customers  and  $18  million  of
accrued  revenues  associated  with  the
recovery  of  Trojan  replacement  power
costs.   Accrued revenues of $12 million
were  recorded in 1991  representing the
1991 portion  of 90% of  the replacement
power costs  incurred  from November  1,
1991  to   March  6,  1992.     The  PUC
authorized a temporary price increase to
collect   these  revenues.     The  1992
accrued   revenues   of   $18    million
represented  $10  million  of  the   90%
deferral  and  $8  million  of  the  80%
deferral (see  the  Power Cost  Recovery
discussion  in   the   Outlook   section
above).   Total 1992  operating revenues
declined slightly due to the drop in wholesale revenue.

Corporate    cost    containment    also
contributed  to  the  earnings   growth.
Operating  expenses (excluding  variable
power, depreciation, decommissioning and
amortization)  declined 10% due  to cost
cutting measures.  A manpower  reduction
program  was  implemented  in  1991 that
eliminated 300 positions.  The severance
costs  associated with the  program were
reflected  in  1991  results.   Interest
expense declined 10% as the Company took advantage of lower interest rates.

Financial Condition

1993 Compared to 1992

During  1993 PGE  invested approximately
$126 million in electric utility  plant.
Plant  investments included  $29 million
in the Coyote Springs Generation Project
(Coyote Springs).   This project will be
a  220  megawatt  cogeneration  facility
constructed near Boardman as part of the
Trojan  replacement resource  portfolio.
Coyote  Springs   is   expected  to   be
completed  in the  fall  of 1995.   Also
during 1993, PGE completed  construction
of a third intertie to  California which
gave  the  Company  an  additional   150
megawatts of scheduling capability.  The
intertie  project  has  increased  PGE's
capacity   for   buying   and    selling
wholesale   energy.    In   addition  to
utility plant, the Company invested  $18
million  in  energy  efficiency   assets
including new construction, lighting and
appliances.   The  PUC has  authorized a
return on PGE's investment in energy efficiency projects.

The    Company's    non-cash    revenues
increased in  1993 due to  the recording
of $67  million  of revenues  associated
with  the  future  recovery  of   Trojan
replacement  power costs (see  the Power
Cost   Recovery   discussion   in    the
Financial    and    Operating    Outlook
section).

Deferred  charges  increased  over  $200
million  primarily due to  the recording
of   $228   million   of   deferred  tax
liabilities   and   related   regulatory
assets  representing future  collections
from  customers.    Under  the liability
method  specified by  SFAS No.  109, the
deferred tax assets and liabilities  are
determined  based   on   the   temporary
differences   between   the    financial
statement bases and  tax bases of assets
and  liabilities  as  measured  by   the
enacted tax rates for the years in which
the  taxes  are  expected  to  be  paid.
Management believes it is probable  that
the  regulatory  asset  will  be   fully
recovered in customer rates.

Changes in liabilities primarily reflect
the  adoption  of   SFAS  No.  109,  the
revision of the decommissioning estimate
to   $409   million,   and     financing
activities.

Common stock equity of Portland  General
increased    $46   million    reflecting
earnings   of  $89   million,  dividends
declared  of  $57  million,  and  common
stock  issuances.    Portland  General's
return on average shareholders' equity was 11.6% in 1993.

Cash Flow

Portland General Corporation
Portland General  requires  cash to  pay
dividends to its common stockholders, to
provide funds  to  its subsidiaries,  to
meet debt  service  obligations and  for
day to day operations.  Sources  of cash
are dividends  from  PGE, its  principal
subsidiary,  asset  sales  and   leasing
rentals, short- and intermediate-term borrowings, and the sale of its common stock.

Portland General received $73 million in
dividends  from PGE  and $10  million in
proceeds from the issuance of  shares of
common   stock   under   its    Dividend
Reinvestment  and Optional  Cash Payment
Plan.

In October 1993, Portland General  filed
a    Registration  Statement  with   the
Securities and Exchange Commission (SEC) to issue up to 5,000,000 additional shares of its $3.75 par value common stock. The net proceeds from the sale of common stock will be used to purchase additional shares of PGE common stock.
In February 1994, Portland General filed a Prospectus Supplement covering the sale of up to 2,300,000 of these shares.

Portland General Electric Company

Cash  Provided  by  Operations  is   the
primary source of  cash used for day  to
day operating needs  of PGE and  funding
of construction  activities.   PGE  also
obtains cash from external borrowings, as needed.

A  significant  portion  of  cash   from
operations  comes from  depreciation and
amortization  of utility  plant, charges
which are recovered in customer revenues
but  require  no  current  cash  outlay.
Changes   in  accounts   receivable  and
accounts payable can also be significant
contributors  or  users of  cash.   Cash
provided    by   operations    increased
slightly  in  1993  reflecting     lower
income tax payments.  The 1992 cash flow
from    current   operations    declined
slightly from the 1991 level.

Increased  replacement power  costs have
affected   current   cash   flows.     A
significant portion of such costs have been offset by cost savings driven by personnel reductions at Trojan.

Future cash requirements may be affected
by the ultimate outcome of the IRS audit
of  PGE's  1985  WNP-3  abandonment loss
deduction.   The  IRS has  completed its
audit of Portland General's tax  returns
for  the  years  1985 to  1987  and  has
issued  a   statutory   notice  of   tax
deficiency,  which  PGE  is  contesting.
See Notes  5 and  5A,  Income Taxes,  in
Notes  to   Financial   Statements   for
further information.

PGE   has  been  named   a  "potentially
responsible   party"   (PRP)   of    PCB
contaminants  at  various  environmental
cleanup  sites.     The  total  cost  of
cleanup is estimated at $27 million,  of
which    the    Company's    share    is
approximately $3 million.    Should  the
eventual outcome of these  uncertainties
result in additional cash  requirements,
PGE expects  internally  generated  cash
flows  or  external  borrowings  to   be
sufficient  to  fund  such  obligations.
PGE  has made an assessment of the other
involved  PRP's  and  is  satisfied that
they  can  meet   their  share  of   the
obligation.




















Investing  activities are  primarily for
investment in facilities for generation,
transmission    and    distribution   of
electric    energy   and    for   energy
efficiency improvements.  In 1993, PGE's
capital  expenditures  of   $144 million
were 20%  new  generating resources,  7%
existing    generation    plants,    43%
transmission   and   distribution,   13%
energy efficiency, and 17% general plant
and   other.    1994   expected  capital
expenditures  of  $265 million   include
$115 million    for    new    generating
resources,  $20  million  for   existing
generating   plants,  $75   million  for
transmission      and      distribution,
$25 million for  energy  efficiency  and
$30  million of other expenditures.  The
PUC  has authorized  a  return on  PGE's
investment    in    energy    efficiency
projects, which will help alleviate the need for additional energy resources in the future.

PGE continues to  fund an external trust
for   the   future   costs   of   Trojan
decommissioning.  Funding began in March
1991.   Currently PGE funds  $11 million
each year. As of December 31, 1993, $46 million had been funded and invested primarily in investment grade tax-exempt bonds with a current market value of $49 million.

PGE's future capital expenditure program
is  expected  to  include  investment of
$400 million  to $450 million  to add up
to 600 megawatts of gas-fired combustion
turbines and  cogeneration  projects  to
PGE's resource base  over the next  five
years.    In  addition, PGE  expects  to
continue investing in energy efficiency programs.

PGE's cash provided by operations, after
dividends,    is   expected    to   meet
approximately  50%  of  PGE's  estimated
1994 investing  activities  compared  to
90% in 1993 and 85% in 1992.

Financing   activities   to   fund   the
remaining   capital   requirements   are
accomplished  through  intermediate-term
and long-term debt and equity issuances.
Access  to capital markets  is necessary
to  implement the asset  growth strategy
discussed  above.      PGE  intends   to
maintain    approximately    the    same
capitalization ratios while funding this asset expansion.

The maturities of intermediate and long-
term debt  are chosen to  match expected
asset  lives  and  maintain  a  balanced
maturity  schedule.    Short-term  debt,
which  includes  commercial  paper   and
lines of credit, is used for day-to-day operations.

Interest  rates  continued  to   decline
during 1993.  As a  result, PGE refunded
higher  coupon  debt.   PGE  issued $150
million of 7 3/4% First Mortgage Bonds in April 1993, and $27 million of 5.65 %
Medium

Term Notes in May 1993.  Proceeds
from these issuances redeemed the 9 5/8%
Series  First  Mortgage  Bonds  and  10%
Debentures. Additionally, in August 1993
PGE  issued $75  million of  Medium Term
Notes consisting of $35 million of five year notes at 5.69% and $40 million of ten year notes at 6.47%. Proceeds from this issuance were used to redeem the 8% and both 8 3/4% Series First Mortgage
Bonds.

The  issuance  of  additional  preferred
stock and First Mortgage Bonds  requires
PGE   to  meet  earnings   coverage  and
security  provisions  set  forth  in the
Articles  of   Incorporation   and   the
Indenture securing  its  First  Mortgage
Bonds.   As  of December  31,  1993, PGE
could issue $475 million of preferred stock and $370 million of additional
First Mortgage Bonds.

       Management's Statement of Responsibility

Portland General Corporation's management is responsible for the preparation and presentation of the consolidated financial statements in this report. Management is also responsible for the integrity and objectivity of the statements. Generally accepted accounting principles have been used to prepare the statements, and in certain cases informed estimates have been used that are based on the best judgment of management.

Management has established, and maintains, a system of internal accounting controls. The controls provide reasonable assurance that assets are safeguarded, transactions receive appropriate authorization, and financial records are reliable. Accounting controls are supported by written policies and procedures, an operations planning and budget process designed to achieve corporate objectives, and internal audits of operating activities.

Portland General's Board of Directors includes an Audit Committee composed entirely of outside directors. It reviews with management, internal auditors and independent auditors, the adequacy of internal controls, financial reporting, and other audit matters.

Arthur Andersen & Co. is Portland General's independent public accountant. As a part of its annual audit, internal accounting controls are selected for review in order to determine the nature, timing and extent of audit tests to be performed. All of the corporation's financial records and related data are made available to Arthur Andersen & Co. Management has also endeavored to ensure that all representations to Arthur Andersen & Co. were valid and appropriate.

Joseph M. Hirko
Vice President Finance,
Chief Financial Officer,
Chief Accounting Officer
and Treasurer

       Report of Independent Public Accountants

To the Board of Directors and Shareholders of Portland General Corporation:

We have audited the accompanying consolidated balance sheets and statements of capitalization of Portland General Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully discussed in Note 6 to the consolidated financial statements, the realization of assets related to the abandoned Trojan Nuclear Plant in the amount of $722 million is dependent upon the ratemaking treatment as determined by the Public Utility Commission of Oregon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Portland General Corporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

As more fully discussed in Note 5 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.

Portland, Oregon,
January 25, 1994                                         ARTHUR ANDERSEN & CO.

Financial Statements and Supplementary Data

Portland General Corporation and Subsidiaries
  Consolidated Statements of Income

For the Years Ended December 31               1993       1992        1991
 (Thousands of dollars except per share amounts)

 Operating Revenues                             $946,829   $883,266    $889,876
 Operating Expenses
  Purchased power and fuel                       311,713    222,127     226,312
  Production and distribution                     73,576     93,677      95,960
  Maintenance and repairs                         55,320     70,496      91,304
  Administrative and other                       100,321    112,010     124,174
  Depreciation, decommissioning and amortization 122,218     98,706     112,567
  Taxes other than income taxes                   55,730     55,515      59,023
                                                 718,878    652,531     709,340

 Operating Income Before Income Taxes            227,951    230,735     180,536
 Income Taxes                                     67,520     67,235      44,005
 Net Operating Income                            160,431    163,500     136,531

 Other Income (Deductions)
  Loss from independent power-net of taxes $16,058     -          -
(74,144)
 Interest expense                                (70,802)   (73,895)
(81,745)
  Allowance for funds used during construction       785      2,769       2,049
  Preferred dividend requirement - PGE           (12,046)   (12,636)
(12,913)
  Other - net of income taxes                     10,750      9,885       9,524

 Income (Loss) From Continuing Operations         89,118     89,623
(20,698)
 Discontinued Operations
  Estimated loss on disposal of real estate operations,
 including provision for operating losses during
    the phase-out period                               -         -
(29,169)
 Net Income (Loss)                              $ 89,118   $ 89,623
$(49,867)

 Common Stock
  Average shares outstanding                  47,392,185 46,887,184  46,333,096
  Earnings (loss) per average share
   Continuing operations                           $1.88     $1.93*
$(0.43)*
    Estimated loss from disposal of real
       estate operations                               -          -
(0.63)

  Earnings (loss) per average share                $1.88      $1.93*
$(1.06)*
  Dividends declared per share                     $1.20      $1.20       $1.20

 * Includes $.02 for tax benefits from ESOP dividends.

Portland General Corporation and Subsidiaries
     Consolidated Statements of Retained Earnings
 For the Years Ended December 31              1993       1992        1991

                                              (Thousands of Dollars)

 Balance at Beginning of Year                   $ 50,481   $ 19,635    $124,112
 Net Income (Loss)                                89,118     89,623
(49,867)
 ESOP Tax Benefit & Preferred Stock
  Premium @ Redemption                            (1,524)    (2,505)        992
                                                 138,075    106,753      75,237
 Dividends Declared on Common Stock               56,916     56,272      55,602

 Balance at End of Year                         $ 81,159   $ 50,481    $ 19,635

 The accompanying notes are an integral part of these consolidated statements.

Portland General Corporation and Subsidiaries
      Consolidated Balance Sheets

At December 31                                            1993            1992
                                                          (Thousands of Dollars)
Assets

Electric Utility Plant - Original Cost
 Utility plant (includes Construction Work
  in Progress of $46,679 and $12,308)                     $2,370,460      $2,260,935
 Accumulated depreciation                                   (894,284)       (825,365)
                                                           1,476,176       1,435,570
 Capital leases - less amortization of $23,626 and $21,471    13,693          15,847
                                                           1,489,869       1,451,417
   Other Property and Investments
    Leveraged leases                                         155,618         155,697
    Net assets of discontinued real estate operations         31,378          33,978
    Trojan decommissioning trust, at market value             48,861          32,945
    Other investments                                        102,164          93,126
                                                             338,021         315,746
   Current Assets
    Cash and cash equivalents                                  3,202           6,689
    Accounts and notes receivable                             91,641          83,065
    Unbilled and accrued revenues                            133,476          69,151
    Inventories, at average cost                              46,534          61,550
    Prepayments and other                                     22,128          33,759
                                                             296,981         254,214
   Deferred Charges
   Unamortized regulatory assets
    Trojan abandonment - Plant                               366,712         399,255
    Trojan abandonment - Decommissioning                     355,718         339,514
    Trojan - other                                            66,387          94,759
    Income taxes recoverable                                 228,233              -
    Debt reacquisition costs                                  34,941          22,855
    Energy efficiency programs                                39,480          23,989
    Other                                                     33,857          37,445
   WNP-3 settlement exchange agreement                       178,003         182,492
   Miscellaneous                                              21,126          18,939
                                                           1,324,457        1,119,248
                                                          $3,449,328       $3,140,625

Capitalization and Liabilities
Capitalization
 Common stock                                             $  178,630       $  176,624
 Other paid-in capital                                       519,058          509,802
 Unearned compensation                                       (19,151)         (23,478)
 Retained earnings                                            81,159           50,481
                                                             759,696          713,429
Cumulative preferred stock of subsidiary
 Subject to mandatory redemption                              70,000           81,800
 Not subject to mandatory redemption                          69,704           69,704
Long-term debt                                               842,994          856,138
                                                           1,742,394        1,721,071
Current Liabilities
 Long-term debt and preferred stock due within one year       51,614           47,500
 Short-term borrowings                                       159,414          140,678
 Accounts payable and other accruals                         109,479          116,503
 Accrued interest                                             18,581           25,236
 Dividends payable                                            17,657           17,591
 Accrued taxes                                                25,601           42,378
                                                             382,346          389,886
Other
 Deferred income taxes                                       660,248          365,434
 Deferred investment tax credits                              60,706           64,781
 Regulatory reserves                                         120,410          121,914
 Trojan decommissioning reserve and misc. closure costs      407,610          411,404
 Miscellaneous                                                75,614           66,135
                                                           1,324,588        1,029,668
                                                          $3,449,328       $3,140,625

The  accompanying notes  are an  integral part  of these  consolidated balance    sheets.


       Portland General Corporation and Subsidiaries
       Consolidated Statements of Capitalization


At December 31                                            1993             1992

                                                          (Thousands of Dollars)

Common Stock Equity
  Common stock, $3.75 par value per
   share, 100,000,000 shares authorized,
   47,634,653 and 47,099,701 shares outstanding           $  178,630       $  176,624
  Other paid-in capital - net                                519,058          509,802
  Unearned compensation                                      (19,151)         (23,478)
  Retained earnings                                           81,159           50,481
                                                             759,696   43.6%  713,429  41.5%
Cumulative Preferred Stock
  Subject to mandatory redemption
    No par value, 30,000,000 shares authorized
     7.75% Series, 300,000 shares outstanding                 30,000           30,000
    $100 par value, 2,500,000 shares authorized
     8.875% Series, 0 and 36,000 shares outstanding                -            3,600
       Current sinking fund                                        -           (1,800)
     8.10% Series, 500,000 shares outstanding                 50,000           50,000
       Current sinking fund                                  (10,000)               -
                                                              70,000    4.0    81,800   4.8

Not subject to mandatory redemption
  7.95% Series, 298,045 shares outstanding                    29,804           29,804
  7.88% Series, 199,575 shares outstanding                    19,958           19,958
  8.20% Series, 199,420 shares outstanding                    19,942           19,942
                                                              69,704    4.0    69,704   4.0

Long Term Debt
  First mortgage bonds
    Maturing 1993 through 1997
     4-5/8% Series due February 1, 1993                            -           7,851
     4-3/4% Series due June 1, 1993                                -           9,720
     4-3/4% Series due April 1, 1994                           8,119           8,344
     4.70% Series due March 1, 1995                            3,220           3,395
     5-7/8% Series due June 1, 1996                            5,366           5,516
     6.60% Series due October 1, 1997                         15,363           15,663
     Medium-term notes, 6.60%-9.27%                          136,000          148,550
    Maturing 1998 through 2002, 5.65%-8.88%                  140,625           98,615
    Maturing 2003 through 2007, 6.47%-9.07%                  131,658          145,473
    Maturing 2016 through 2023, 7.75%-9-5/8%                 195,000          145,000
  Pollution control bonds
    Port of Morrow, Oregon, variable rate
     (Average 2.3% for 1993), due 2013                        23,600           23,600
    City of Forsyth, Montana, variable rate
     (Average 2.4 for 1993), due 2013 through 2016           118,800          118,800
     Amount held by trustee                                   (8,537)          (8,498)
    Port of St. Helens, Oregon, due 2010 and 2014
     (Average variable 2.2%-2.4% for 1993)                    51,600           51,600
  10% Debentures due March 1, 2018                                 -           50,000
  Medium-term notes maturing 1994 through
    1996, 7.23%-8.09%                                         50,000           50,000
  Notes maturing 1993, 8.62%                                       -           13,000
  Capital lease obligations                                   13,693           15,847
  Other                                                          101             (638)
                                                             884,608          901,838
  Long-term debt due within one year                         (41,614)         (45,700)
                                                             842,994   48.4   856,138    49.7

    Total capitalization                                  $1,742,394  100.0% $1,721,071 100.0%

The accompanying notes are an integral part of these consolidated statements.

Portland General Corporation and Subsidiaries
 Consolidated Statements of Cash Flow

For the Years Ended December 31                  1993       1992        1991
                                                    (Thousands of Dollars)
Cash Provided by Operations:
 Net income (loss)                               $  89,118   $  89,623   $ (49,867)
 Adjustments to reconcile net income (loss)
   to net cash provided by operations:
    Non-cash loss from independent power                 -            -     83,493
    Depreciation, decommissioning and amortization  92,367     109,884     115,285
    Amortization of WNP-3 exchange agreement         4,489       5,658       6,231
    Amortization of deferred charges - Trojan       31,419       1,609         573
    Amortization of deferred charges - other         5,087       7,080       9,225
    Deferred income taxes - net                     59,193      26,480       1,200
    Other noncash revenues                          (1,926)     (2,659)     (4,160)
    Increase in receivables                        (72,837)    (12,736)     (3,750)
    (Increase) Decrease in inventories              15,017      (4,181)        751
    Increase (Decrease) in payables                (29,837)     (6,231)     25,208
    Other working capital items - net               14,366       7,020      (1,895)
    Loss from discontinued operations                    -           -      29,169
 Deferred charges - other                           (3,808)    (13,175)     (6,825)
 Miscellaneous - net                                17,475      21,527      14,214
                                                   220,123     229,899     218,852

Investing Activities:
 Utility construction                             (125,787)   (143,561)   (138,905)
 Energy efficiency programs                        (18,149)    (10,365)     (8,610)
 Rentals received from leveraged leases             12,005      12,373      11,099
 Trojan decommissioning trust                      (11,220)    (11,220)    (19,272)
 Advances to affiliates                                  -           -     (42,494)
 Other                                             (11,924)     (9,964)    (14,143)
                                                  (155,075)   (162,737)   (212,325)
Financing Activities:
 Short-term borrowings - net                        18,736      48,273     (22,701)
 Long-term debt issued                             252,000     123,000     178,016
 Long-term debt retired                           (279,986)   (143,902)   (119,004)
 Repayment of nonrecourse borrowings for
   leveraged leases                                (10,955)    (11,215)    (10,304)
 Preferred stock issued                                  -      30,000           -
 Preferred stock retired                            (3,600)    (31,225)     (1,800)
 Common stock issued                                 9,520       9,753       6,585
 Dividends paid                                    (56,850)    (56,230)    (55,564)
                                                   (71,135)    (31,546)    (24,772)
Net Cash Provided (Used) by:
 Continuing Operations                              (6,087)     35,616     (18,245)
 Discontinued Operations                             2,600     (30,948)      5,582

Increase (Decrease) in Cash and
 Cash Equivalents                                   (3,487)      4,668     (12,663)
Cash and Cash Equivalents at the Beginning
 of Year                                             6,689       2,021      14,684
Cash and Cash Equivalents at the End
 of Year                                         $   3,202   $   6,689   $   2,021

Supplemental disclosures of cash flow information
  Cash paid during the year:
   Interest                                       $  74,261   $  72,535   $  76,326
   Income taxes                                      12,259      22,241      23,560

The accompanying notes are an integral part of these consolidated statements.

Portland General Corporation and Subsidiaries Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies

Consolidation Principles

The  consolidated  financial  statements
include the accounts of Portland General
Corporation  (Portland  General  or  the
Company)  and all of  its majority-owned
subsidiaries.  Significant  intercompany
balances  and  transactions  have   been
eliminated.

Basis of Accounting

Portland General  and  its  subsidiaries
conform to generally accepted accounting
principles.     In   addition,  Portland
General    Electric    Company's   (PGE)
policies  are  in  accordance  with  the
accounting    requirements    and    the
ratemaking   practices   of   regulatory
authorities having jurisdiction.

Revenues

PGE accrues estimated unbilled revenues for services provided to month-end.

Purchased Power

PGE credits  purchased  power costs  for
the  net  amount  of  benefits  received
through   a  power  purchase   and  sale
contract   with  the   Bonneville  Power
Administration  (BPA).    Reductions  in
purchased  power costs that  result from
this  exchange  are  passed  directly to
PGE's   residential   and   small   farm
customers in the form of lower prices.

Depreciation

PGE's depreciation  is  computed on  the
straight-line  method   based   on   the
estimated  average service lives  of the
various  classes  of  plant  in service.
Excluding   the  Trojan   Nuclear  Plant
(Trojan),  depreciation  expense  as   a
percent    of   the    related   average
depreciable   plant   in   service   was
approximately 3.9% in 1993, 3.8% in 1992 and 3.9% in 1991.

The cost  of renewal and  replacement of
property units is charged to  plant, and
repairs  and maintenance are  charged to
expense  as  incurred.     The  cost  of
utility property units retired, other than land, is charged to accumulated depreciation.

Allowance for Funds Used During
Construction (AFDC)

AFDC  represents  the  pretax  cost   of
borrowed  funds  used  for  construction
purposes  and  a  reasonable  rate   for
equity  funds.   AFDC is  capitalized as
part  of  the  cost   of  plant  and  is
credited   to   income   but   does  not
represent current  cash  earnings.   The
average rates used by PGE were 3.52%, 4.72% and 8.05% for the years 1993, 1992 and 1991, respectively.

Income Taxes

Portland General  files  a  consolidated
federal  income  tax  return.   Portland
General's policy  is to collect  for tax
liabilities   from   subsidiaries   that
generate taxable income and to reimburse subsidiaries for tax benefits utilized in its tax return.

Income tax provisions are adjusted, when
appropriate,    for     potential    tax
adjustments.  Deferred income taxes  are
provided   for   temporary   differences
between   financial   and   income   tax
reporting.   See Notes 5  and 5A, Income
Taxes, for more details.

Amounts  recorded  for  Investment   Tax
Credits (ITC) have been deferred and are
being  amortized  to  income  over   the
approximate   lives   of   the   related
properties, not to exceed 25 years.

Nuclear Fuel

Amortization of the cost of nuclear fuel
was   based  on  the  quantity  of  heat
produced for the generation of electric energy.

Investment in Leases

Columbia  Willamette  Leasing  (CWL),  a
subsidiary of Portland General Holdings,
Inc.     (Holdings),     acquires    and
leases capital  equipment.   Leases that
qualify  as direct financing  leases and
are    substantially    financed    with
nonrecourse debt at lease inception  are
accounted   for  as   leveraged  leases.
Recorded investment in leases is the sum
of the net  contracts receivable and the
estimated residual value, less  unearned
income  and  deferred  ITC.     Unearned
income and deferred ITC are amortized to income over the life of the leases to provide a level rate of return on net equity invested.

The  components of CWL's  net investment
in leases  as of  December 31,  1993 and
1992,  are  as  follows  (thousands   of
dollars):

                                 1993         1992


 Lease contracts receivable      $ 600,710    $ 645,746
 Nonrecourse debt service         (481,988)    (524,661)
    Net contracts receivable       118,722      121,085

 Estimated residual value           88,047       88,085
 Less - Unearned income            (41,395)     (43,436)
   Investment in leveraged leases  165,374      165,734

 Less - Deferred ITC                (9,756)     (10,037)
   Investment in leases, net     $ 155,618    $ 155,697

Cash and Cash Equivalents

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

WNP-3 Settlement Exchange Agreement

The  Washington   Public  Power   Supply
System   Unit   3   (WNP-3)   Settlement
Exchange  Agreement,   which  has   been
excluded   from  PGE's  rate   base,  is
carried at present value and amortized on a constant return basis.

Regulatory Assets

PGE  defers,  or  accrues  revenue  for,
certain  costs which otherwise  would be
charged  to expense,  if it  is probable
that  future  collections  will   permit
recovery of such costs.  These costs are
reflected as deferred charges or accrued
revenues in the financial statements and
are amortized over  the period in  which
revenues are  collected.   Trojan  plant
and decommissioning costs are  currently
covered  in  customer  rates.    Of  the
remaining       regulatory       assets,
approximately 78% have been treated by the Oregon Public Utility Commission
(PUC) as allowable cost of service items in PGE's most recent rate processes.
The remaining amounts are subject to regulatory confirmation in PGE's future ratemaking proceedings.

Reclassifications

Certain amounts in prior years have been reclassified for comparative purposes.

Note 2

Real Estate - Discontinued Operations

Portland  General is divesting  its real
estate    operations,   which    consist
primarily    of    Columbia   Willamette
Development Company  (CWDC).   In  early
1993, CWDC withdrew from the Cornerstone
Columbia       Development       Company
(Cornerstone),   a    partnership   with
Weyerhauser  Real Estate Company.   As a
distribution and complete liquidation of
CWDC's interest in Cornerstone, CWDC received all of Cornerstone's interest in a joint venture.

In  1991, Portland General  reviewed the
adequacy of its real estate loss reserve
and  determined   that   an   additional
reserve  was warranted.   A loss  of $29
million  (net  of  related  income   tax
benefits of $17 million) was recorded in
the fourth quarter  of 1991 to recognize
lower   market  values   and  additional
holding costs.

At December 31, 1993 and 1992, the net assets of real estate operations were composed of the following (thousands of dollars):

                                  1993       1992

 Assets
 Real estate development          $18,900    $22,132
 Other assets                      21,234     27,248

      Total assets                 40,134     49,380

 Liabilities                        1,632      2,181
 Reserve for  discontinuance - net  7,124     13,221

      Net Assets                  $31,378   $33,978

Management   believes   that    it   has
adequately   provided   for   accounting
losses  to   be   incurred  during   the
disposal of real  estate assets.   Prior
estimates will be continually monitored during the liquidation period.

Note 3

Loss from Independent Power

In  late 1991  Holdings, a  wholly owned
subsidiary of Portland General, recorded
losses totaling $74  million, net of tax
benefits of $16 million, related  to the
write-off of Holdings' equity investment
in   Bonneville    Pacific   Corporation
(Bonneville Pacific) and a provision for uncollectible loans, project development and other costs.

Holdings  owns  9.8  million  shares, or
46%,  of  Bonneville  Pacific's   common
stock.  The write-off followed  a review
of the  Bonneville  Pacific  investment,
which raised various concerns  including
the  carrying values  of certain  of its
assets,   the   lack   of   progress  by
Bonneville Pacific to complete agreed-upon project selldowns and

Bonneville   Pacific's  poor   financial
performance.      In   December    1991,
Bonneville Pacific voluntarily filed for
protection   under  Chapter 11   of  the
Bankruptcy Code.  Holdings also  has $28
million  of secured and  unsecured loans
outstanding to  Bonneville  Pacific  and
its  subsidiaries.  Holdings  recorded a
reserve  in  December  1991  against the
outstanding loans.  Holdings intends  to
pursue  recovery  of  these  loans   but
cannot  predict what amount, if any, may
be  recovered.     See  Note  14,  Legal
Matters,   for  litigation   related  to
Bonneville Pacific.

Note 4

Employee Benefits

Pension Plan

Portland General has a  non-contributory
pension   plan   (the   Plan)   covering
substantially  all  of  its   employees.
Benefits  under  the Plan  are  based on
years of service,  final average pay and
covered    compensation.Portland
General's  policy   is   to   contribute
annually  to  the   Plan  at  least  the
minimum  required  under  the   Employee
Retirement  Income Security Act  of 1974
but  not more  than  the maximum  amount
deductible for income tax
purposes.  The Plan's assets are held in
a  trust   and   consist  primarily   of
investments  in  common  and   preferred
stocks,     corporate      bonds     and
US government and agency issues.

Portland General determines net periodic
pension   expense   according   to   the
principles of  SFAS  No. 87,  Employers'
Accounting for Pensions.

The  following  table  sets  forth   the
Plan's   funded   status   and   amounts
recognized    in   Portland    General's
financial   statements   (thousands   of
dollars):

                                                  1993      1992

Actuarial present value of benefit  obligations:
 Accumulated benefit obligation, including
  vested benefits of $151,334 and $133,870        $166,301  $145,670
 Effect of projected future compensation levels     32,608    34,531
 Projected benefit obligation (PBO)                198,909   180,201
Plan assets at fair value                          262,412   226,413
Plan assets in excess of PBO                        63,503    46,212
Unrecognized net experience gain                   (60,445)  (42,324)
Unrecognized prior service costs                    14,147    16,677
Unrecognized net transition asset being
  recognized over 18 years                        (21,533)  (23,490)
Pension - prepaid cost (liability)               $ (4,328)  $(2,925)

                                                   1993       1992      1991

Assumptions:
  Discount rate used to calculate PBO             7.25%      8.00%     8.00%
  Rate of increase in future compensation levels  5.25%      6.00%     6.25%
  Long-term rate of return on assets              8.50%      8.50%     8.50%

Net pension expense for 1993, 1992 and 1991 included the following components
(thousands of dollars):

                                                1993       1992       1991

Service Cost                                    $  6,151   $   6,082  $  5,627
Interest cost on PBO                              14,241      13,792    13,641
Actual return on plan assets                     (48,231)    (18,272)  (45,693)
Net amortization and deferral                     29,839       1,496    30,029
Net periodic pension expense                    $  2,000   $   3,098  $  3,604


Other Post-Retirement Benefit Plans

Portland  General  accrues  for  health,
medical and life insurance costs  during
the  employees' service years,  per SFAS
No. 106.   The Company receives recovery
for  the  annual  provision  in customer
rates.   Employees  are covered  under a
Defined  Dollar   Medical  Benefit  Plan
which    limits    Portland    General's
obligation  by  establishing  a  maximum
contribution   per    employee.      The
accumulated   benefit   obligation   for
postretirement health and life insurance
benefits   at   December 31,  1993   was
$31 million,   for   which  there   were
$31 million  of  assets  held  in trust.
The  projected  benefit  obligation  for
postretirement health and life insurance
benefits at  December 31,  1992 was  $29
million.

Portland  General  also provides  senior
officers with  additional benefits under
an   unfunded   Supplemental   Executive
Retirement   Plan  (SERP).     Projected
benefit obligations for the SERP are $16 million and $12 million at December 31, 1993 and 1992, respectively.

Deferred Compensation

Portland   General    provides   certain
management employees with benefits under
an    unfunded    Management    Deferred
Compensation  Plan (MDCP).   Obligations
for   the  MDCP  are   $18  million  and
$14 million  at  December 31,  1993  and
1992, respectively.

Trojan Retention Plan

In  October   1992,   Portland   General
implemented a defined contribution  plan
to  retain  Trojan  employees  during  a
phaseout of  plant  operations.   Trojan
ceased  commercial  operation  in  early
1993; participation in the retention plan was terminated on May 31, 1993 and all benefits under the plan were paid.

Employee Stock Ownership Plan

Portland  General has an  Employee Stock
Ownership Plan (ESOP) which is a part of
its  401(k)  retirement  savings   plan.
Employee contributions up to 6%  of base
pay    are    matched    by     employer
contributions in the form of ESOP common
stock.   Shares  of common  stock  to be
used  to  match  contributions  of   PGE
employees   were   purchased   from    a
$36 million  loan from  PGE to  the ESOP
trust  in  late  1990.    This  loan  is
presented  in the common  equity section
as   unearned   compensation.       Cash
contributions from PGE and dividends  on
shares held in the trust are used to pay
the debt service on PGE's loan.   As the
loan is retired, an equivalent amount of stock is allocated to employee accounts.
In 1993, total contributions to the ESOP of $5 million combined with dividends on unallocated shares of $2 million were used to pay debt service and interest on PGE's loan. Shares of common stock used to match contributions by employees of Portland General and its subsidiaries are purchased on the open market.

Note 5


Income Taxes


The following table  shows the detail of
taxes on  income and  the items  used in
computing the  differences  between  the
statutory federal  income  tax rate  and
Portland  General's effective  tax rate.
Note:  The table does not include income
taxes   related  to  1991   losses  from
independent  power or  discontinued real
estate    operations    (thousands    of
dollars):


                                              1993      1992       1991

Income Tax Expense
  Currently payable                           $  2,989  $ 44,057   $ 22,520
  Deferred income taxes
   Accelerated depreciation                     15,477     20,049    26,258
   WNP-3 amortization                           (1,099)    (2,190)   (2,570)
   AMAX coal contract                           (1,238)    (1,227)   (1,050)
   Trojan operating costs                       17,332      7,402     4,080
   Energy efficiency programs                    7,327      3,246     2,859
   Replacement power costs                      26,543       (246)    5,084
   Repurchase debt                               4,847      1,019      (850)
   USDOE nuclear fuel assessment                 6,108          -         -
   Excess deferred taxes                        (3,494)    (1,888)   (1,557)
   Interim rate relief                              -       6,573     1,036
   Lease income                                (18,151)   (15,453)  (14,892)
   Nonrecourse debt interest                    12,578     11,621    12,156
   Other                                         6,659     (1,258)   (3,469)
  Investment tax credit adjustments             (4,356)    (6,981)   (4,589)
                                              $ 71,522   $ 64,724  $ 45,016

Provision Allocated to:
  Operations                                  $ 67,520   $ 67,235  $ 44,005
  Other income and deductions                    4,002     (2,511)    1,011
                                              $ 71,522   $ 64,724  $ 45,016

Effective Tax Rate Computation
  Computed tax based on statutory             $ 56,224   $ 52,478  $ 33,477
   federal income tax rates applied to
   income before income taxes

  Increases (Decreases) resulting from:
   Accelerated depreciation                     10,748      9,462     7,763
   State and local taxes - net                   3,288     10,117     5,766
   Investment tax credits                       (4,356)     (6,981)   (4,589)
   Adjustments to income tax reserves                -      (3,284)     (393)
   Excess deferred taxes                        (3,419)     (1,816)   (1,483)
   USDOE nuclear fuel assessment                 5,075           -         -
   Preferred dividend requirement                3,935       4,296     4,390
   Other                                            27         452        85
                                              $ 71,522    $ 64,724   $ 45,016

   Effective tax rate                            44.5%      41.9%      45.7%

Effective  January  1,  1993,   Portland
General   adopted    SFAS    No.    109,
"Accounting for Income Taxes".  Prior to
SFAS 109, Portland General accounted for
income   taxes   in   accordance    with
Accounting Principles Board Opinion  No.
11.   Prior period  financial statements
have not been restated.  As of  December
31,  1993  and  1992,  the   significant
components of the Company's deferred income tax assets and liabilities were as follows (thousands of dollars):

                                    1993        1992
Deferred Tax Assets
Plant-in-service                    $  83,602   $  18,608
Regulatory Reserve                     47,718      46,804
Other                                  75,404      40,796
                                      206,724     106,208

Deferred Tax Liabilities
Plant-in-service                     (497,476)   (201,596)
WNP-3 exchange contract               (70,542)    (71,099)
Replacement Power Costs               (29,574)     (4,838)
Leasing                              (147,101)   (140,980)
Other                                 (94,924)    (53,129)
                                     (839,617)   (471,642)

Less Current deferred Taxes               842          -
Less valuation allowance              (28,197)         -
Total                               $(660,248)  $(365,434)

As a  result of  implementing SFAS  109,
Portland  General has  recorded deferred
tax  assets  and  liabilities  for   all
temporary   differences   between    the
financial statement bases and tax bases of assets and liabilities.

Portland   General  has   certain  state
pollution     control     tax     credit
carryforwards   and   the  benefits   of
capital    loss    carryforwards    that
presently  cannot be offset  with future
taxable  income  or  capital  gains  and
accordingly  has  recorded  a  valuation
allowance  totalling  $28.2  million  at
December  31,  1993  to  fully   reserve
against these assets.

Federal alternative minimum tax credit carryforwards, which have no expiration date, are $15.7 million at December 31, 1993.

The Omnibus Budget Reconciliation Act of
1993  resulted  in  a federal  tax  rate
increase  from  34%  to  35%   effective
January 1,  1993.  The tax rate increase
resulted  in   additional   income   tax
expense for the Company of $4.9 million.

The  IRS  completed  its  examination of
Portland  General's tax returns  for the
years  1985  to 1987  and  has  issued a
statutory  notice  of  tax   deficiency,
which Portland  General  is  contesting.
As  part  of  this audit,  the  IRS  has
proposed to  disallow  PGE's 1985  WNP-3
abandonment  loss   deduction   on   the
premise that it  is a taxable  exchange.
PGE  disagrees  with  this  position and
will  take appropriate action  to defend
its deduction.  Management believes that
it  has   appropriately   provided   for
probable  tax adjustments and  is of the
opinion that the ultimate disposition of
this  matter will  not  have a  material
adverse   impact   on   the    financial
condition of Portland General.

Note 6

Trojan Nuclear Plant

Shutdown  - PGE  is the  67.5% owner  of
Trojan.    In  early  1993,  PGE  ceased
commercial  operation  of  Trojan.   PGE
made the decision to shut down Trojan as
part of its least cost planning process,
a biennial process whereby PGE evaluates
a  mix of energy  options that  yield an
adequate   and   reliable   supply    of
electricity at  the  least cost  to  the
utility and  to its customers.   On June
3, 1993 the PUC acknowledged PGE's Least
Cost Plan (LCP).

Decommissioning  Estimate  -  The   1993
nuclear decommissioning estimate of $409
million   represents   a   site-specific
decommissioning cost  estimate performed
for    Trojan    by    an    experienced
decommissioning engineering firm.   This
cost estimate assumes that the  majority
of decommissioning activities will occur
between    1998    and    2002,    after
construction of  a  temporary dry  spent
fuel   storage  facility.     The  final
decommissioning activities will occur in
2018 after PGE completes shipment of spent fuel to a United States Department of Energy (USDOE) facility.

The   decommissioning    cost   estimate
includes  the  cost  of  decommissioning
planning,   removal   and   burial    of
irradiated  equipment and  facilities as
required   by  the   Nuclear  Regulatory
Commission  (NRC);  building  demolition
and  nonradiological  site  remediation;
and  fuel  management  costs   including
licensing, surveillance and $75  million
of  transition costs.   Transition costs
are the operating costs associated  with
closing     Trojan,    operating     and
maintaining  the  spent  fuel  pool  and
securing  the plant  until dismantlement
can begin.  Except for transition costs,
which  will continue to  be amortized as
incurred     PGE    will     fund    the
decommissioning       costs      through
contributions     to      the     Trojan
decommissioning trust.

The  1992 decommissioning  cost estimate
of $411  million was based upon  a study
performed on a  nuclear plant similar to
Trojan   and   included   the   cost  of
dismantlement    activities    performed
during  the  years  1996  through  2002,
monitoring of stored spent fuel  through
2018  and $130 million  of miscellaneous
closure  and   transition   costs   ($43
million   was   amortized   to   nuclear
operating expenses during 1993).

The  1992 estimate  and  the 1993  site-
specific  estimate are reflected  in the
financial statements in nominal  dollars
(actual dollars expected  to be spent in
each year).  The difference  between the
1992   and  the  1993   cost  estimates,
reflected in nominal  dollars, is due to
the application  of  a higher  inflation
factor, the  timing  of  decommissioning
activities  and   certain   changes   in
assumptions, such as decommissioning the
temporary   dry   spent   fuel   storage
facility  and shipping  highly activated
reactor   components   to   the    USDOE
repository  in 2018, which  are included
in the  1993 estimate.    Both the  1992
cost estimate and the 1993 site-specific
cost   estimate   reflected   in    1993
(current) dollars are $289 million.

Assumptions used  to  develop the  site-
specific  cost  estimate  represent  the
best  information  PGE  has   currently.
However,  the Company is  continuing its
analysis of various options which  could
change   the   timing   and   scope   of
dismantling activities.  Presently,  PGE
is planning to  accelerate the timing of
large  component  removal  which   could
reduce  overall  decommissioning  costs.
PGE   plans   to   submit   a   detailed
decommissioning work plan to the  NRC in
mid-1994.     PGE  expects   any  future
changes  in   estimated  decommissioning
costs  to  be  incorporated  in   future
revenues to be collected from customers.

PGE  is  recording  an  annual operating
provision    of    $11    million    for
decommissioning.    This  provision   is
being   collected  from   customers  and
deposited  in  an  external  trust fund.
Earnings on the trust fund assets reduce
the  amount of decommissioning  costs to
be  collected  from  customers.   Trojan
abandonment -  Decommissioning  of  $356
million   (reflected  in   the  deferred
charges section of the Company's balance sheet) represent remaining decommissioning costs expected to be collected from customers.

Trojan decommissioning trust assets  are
invested  primarily in  investment grade
tax-exempt bonds.   At December 31, 1993
the   trust   reflects   the   following
activity (thousands of dollars):

Beginning Balance 1/01/93    $32,945

1993 Activity
Contributions                 11,220
Earnings                       4,696

Ending Balance 12/31/93      $48,861

Investment   Recovery  -  PGE   filed  a
general  rate case  on November  8, 1993
which addresses recovery of Trojan plant
costs, including  decommissioning.    In
late February 1993, the PUC  granted PGE
accounting  authorization  to   continue
using previously approved depreciation and decommissioning rates and lives for its Trojan investment.

As stated earlier, PGE made the decision
to    permanently    cease    commercial
operation of Trojan as part of its least
cost   planning  process.     Management
determined  that continued  operation of
Trojan  was not  cost effective.   Least
cost  analysis assumed that  recovery of
the  Trojan plant  investment, including
future  decommissioning costs,  would be
granted  by  the  PUC.    Regarding  the
authority  of the PUC to grant recovery,
the   Oregon   Department   of   Justice
(Attorney  General)  issued  an  opinion
that the PUC may  allow rate recovery of
total  plant costs,  including operating
expenses, taxes,  decommissioning costs,
return  of capital invested in the plant
and   return   on   the    undepreciated
investment.      While   the    Attorney
General's opinion does not guarantee recovery of costs associated with the shutdown, it does clarify that under current law the PUC has authority to allow recovery of such costs in rates.


PGE  asked  the PUC  to  resolve certain
legal and policy questions regarding the
statutory    framework     for    future
ratemaking proceedings  related  to  the
recovery of  the  Trojan investment  and
decommissioning  costs.    On  August 9,
1993,  the  PUC  issued  a   declaratory
ruling  agreeing   with   the   Attorney
General's opinion discussed above.   The
ruling  also  stated that  the  PUC will
favorably   consider  allowing   PGE  to
recover  in  rates some  or  all  of its
return   on    and    return   of    its
undepreciated   investment  in   Trojan,
including decommissioning costs, if PGE meets certain conditions. PGE believes that its general rate filing provides evidence that satisfies the conditions established by the PUC.

Management believes  that  the PUC  will
grant future revenues  to cover all,  or
substantially all, of Trojan plant costs
with an  appropriate  return.   However,
future  recovery  of  the  Trojan  plant
investment  and  future  decommissioning
costs requires PUC  approval in a public
regulatory process.    Although the  PUC
has  allowed  PGE  to  continue,  on  an
interim basis, collection of these costs
in the same manner  as prescribed in its
last general  rate  proceeding, the  PUC
has  yet to  address  recovery of  costs
related  to a prematurely  retired plant
when the decision to close the plant was
based  upon   a   least  cost   planning
process.  Due to uncertainties  inherent
in  a public process,  management cannot
predict, with certainty, whether all, or
substantially  all, of the  Trojan plant
investment  and  future  decommissioning
costs  will  be  recovered.   Management
believes the  ultimate  outcome of  this
public regulatory process will not  have
a  material   adverse   effect  on   the
financial   condition,    liquidity   or
capital  resources of  Portland General.
However, it may have a material impact on the results of operations for a future reporting period.

Portland      General's      independent
accountants    are    satisfied     that
management's  assessment  regarding  the
ultimate   outcome  of   the  regulatory
process  is  reasonable.    Due  to  the
inherent uncertainties in the regulatory
process  discussed above,  the magnitude
of the amounts involved and the possible
impact on the  results of operations for
a    future   reporting    period,   the
independent accountants have added a paragraph to their audit report to give emphasis to this matter.

Nuclear  Fuel Disposal  and Clean  up of
Federal Plants - PGE has a contract with
the  USDOE  for  permanent  disposal  of
spent nuclear fuel in USDOE  facilities.
These   disposal   services   are    now
estimated to  commence  no earlier  than
2010.   PGE paid  the USDOE  .1 cent per net
kilowatt-hour  sold at Trojan  for these
future   disposal  services.     On-site
storage capacity is able to accommodate fuel until the federal facilities are available.

The  Energy Policy Act  of 1992 provided
for the  creation  of a  Decontamination
and  Decommissioning   Fund   (DDF)   to
provide for  the clean  up of  the USDOE
gas diffusion plants.  The DDF  is to be
funded by domestic nuclear utilities and
the Federal Government.  The legislation
provided that each utility pays based on
the  ratio of  the amount  of enrichment
services  the utility purchased  and the
total  amount  of  enrichment   services
purchased  by  all  domestic   utilities
prior   to   the   enactment   of    the
legislation.   Trojan's  estimated usage
was  1.03%.   Based  on  this  estimate,
PGE's portion of the funding requirement is approximately $15.6 million. Amounts are funded over 15 years beginning with the USDOE's fiscal year 1993. PGE made its first of the 15 annual payments on September 30, 1993 for $1.04 million.

Nuclear  Insurance -  The Price-Anderson
Amendment   of   1988   limits    public
liability claims that could arise from a
nuclear  incident to  a maximum  of $9.4
billion per incident.  PGE has purchased
the  maximum primary  insurance coverage
currently  available  of  $200  million.
The
remaining $9.2 billion is covered by
secondary financial  protection required
by the  NRC.   This  secondary  coverage
provides for loss sharing among all owners of nuclear reactor licenses.

In  the  event  of  an incident  at  any
nuclear plant in which the amount of the
loss exceeds $200 million, PGE could  be
assessed retrospective premiums of up to
$53.5 million per incident, limited to a
maximum of  $7 million  per incident  in
any  one   year   under  the   secondary
financial protection coverage.

PGE's  share  of  property  damage   and
decontamination coverage is provided for
losses  at  Trojan  up  to  $337 million
primary  and $378  million excess.   The
$378 million excess coverage is provided
subject    to   a    potential   maximum
retrospective   premium   adjustment  of
$0.8 million per  policy year.   The NRC
requires  that, in case  of an incident,
insurance   proceeds   must   first   be
dedicated     to     stabilizing     and
decontaminating the reactor.  This could
reduce the amount of proceeds  available
to   repair,  replace  or   restore  the
property  or otherwise available  to the
trustee  for  application  under   PGE's
first    mortgage     bond    indenture.
Insurance coverage is provided primarily through insurance companies owned by utilities with nuclear facilities.

Note 7

Common and Preferred Stock
                                         Cumulative Preferred
                            Common Stock    of Subsidiary                                           Other
                          Number     $3.75 Par   Number    $100 Par  $25 Par      No-Par    Paid-in     Unearned
                         of Shares      Value   of Shares    Value    Value       Value     Capital   Compensation*
(Thousands of Dollars
 except share amount)

December 31, 1990        46,145,208  $173,045   2,287,040  $128,704  $25,000        -      $495,212   $(35,789)
Sales of stock              381,342     1,430           -         -        -        -         5,161          -
Redemption of stock          (1,387)       (6)    (18,000)   (1,800)       -        -         2,119          -
Repayment of ESOP loan
 and other                        -         -           -         -        -        -            67      5,719

December 31, 1991        46,525,163    174,469  2,269,040   126,904   25,000        -       502,559    (30,070)
Sales of stock              574,538      2,155    300,000         -        -  $30,000         7,293          -
Redemption of stock               -          - (1,036,000)   (3,600) (25,000)       -           871          -
Repayment of ESOP loan
 and other                        -          -          -         -        -        -          (921)     6,592

December 31, 1992        47,099,701    176,624  1,533,040   123,304        -   30,000      $509,802    (23,478)
Sales of stock              534,952      2,006          -                  -        -        8,802           -
Redemption of stock               -          -    (36,000)   (3,600)       -        -        2,130           -
Repayment of ESOP loan
 and other                        -          -          -         -        -        -       (1,676)      4,327
December 31, 1993        47,634,653    $178,630 1,497,040  $119,704 $      -  $30,000     $519,058    $(19,151)

*See the  discussion of stock compensation  plans below and  Note 4, Employee
  Benefits for a
 discussion of the ESOP.

Common Stock

As   of  December  31,   1993,  Portland
General had reserved 367,000  authorized
but unissued common shares for  issuance
under its  dividend  reinvestment  plan.
In addition, new shares of  common stock
are  issued  under  an  employee   stock
purchase plan.
Cumulative Preferred Stock of Subsidiary
No dividends may be paid on common stock
or  any class  of stock  over which  the
preferred stock has priority unless  all
amounts   required   to   be   paid  for
dividends and sinking fund payments have been paid or set aside, respectively.

The 7.75% Series preferred stock has an annual sinking fund requirement which requires the redemption of 15,000 shares at $100 per share beginning in 2002. At its option, PGE may redeem, through the sinking fund, an additional 15,000 shares each year. All remaining shares shall be mandatorily redeemed by sinking fund in 2007. This
Series is only redeemable by operation of the sinking fund.

The 8.10% Series  preferred stock has an
annual sinking  fund  requirement  which
requires   the  redemption   of  100,000
shares  at $100  per share  beginning in
1994.   At its  option, PGE  may redeem,
through the sinking fund, an  additional
100,000 shares  each year.   This Series
is redeemable at the option of PGE at $103 per share to April 14, 1994 and at reduced amounts thereafter.

Common Dividend Restriction of Subsidiary
PGE is restricted from paying  dividends
or   making   other   distributions   to
Portland  General,  without  prior   PUC
approval, to the  extent such payment or
distribution  would reduce  PGE's common
stock  equity capital  below 36%  of its
total  capitalization.   At December 31,
1993, PGE's common stock equity capital was 44% of its total capitalization.

Stock Compensation Plans
Portland  General has a plan under which
2.3  million shares of  Portland General
common stock  are  available for  stock-
based  incentives.    Upon  termination,
expiration or lapse  of certain types of
awards, any shares remaining subject  to
the  award are again available for grant
under  the  plan.   As  of  December 31,
1993,   856,800   stock   options   were
outstanding.      Of   the   outstanding
options, 20,000 are exercisable:  10,000
at a price of $15.75 per share; 2,500 at
$17.375 per share;  and 7,500 at  $14.75
per   share.    The   remaining  836,800
options  are  exercisable  beginning  in
1994 through 1998 at prices ranging from
$14 to  $22.25 per share.   In addition,
25,000 options granted under a separate award were exercised in 1993.

On December 6, 1993 Portland General issued 64,000 restricted common shares for officers of Portland General and PGE.

Note 8

Short-Term Borrowings

Portland  General  meets  its  liquidity
needs through the issuance of commercial
paper  and  borrowings  from  commercial
banks.   At December 31,  1993, Portland
General  had  total  committed  lines of
credit  of   $240 million.      Portland
General  has  a  $40 million   committed
facility expiring in July 1994.  PGE has
committed  facilities  of  $120  million
expiring  in July  1996 and  $80 million
expiring  in July  1994. These  lines of
credit  have  annual  fees  ranging from
0.15 to 0.25 percent and  do not require
compensating   cash   balances.      The
facilities are used primarily as  backup
for both commercial paper and borrowings
from commercial banks under  uncommitted
lines of
credit.    At  December 31,  1993, there
were no outstanding borrowings under the committed facilities.

Portland General has a commercial paper facility of $40 million in addition to PGE's $200 million facility. The amount of commercial paper outstanding cannot exceed each company's unused committed lines of credit.

Commercial  paper  and  lines  of credit
borrowings   are  at   rates  reflecting
current    market     conditions    and,
generally, are substantially below the prime commercial rate.

Short-term   borrowings   and    related
interest    rates   were    as   follows
(thousands of dollars):

                                       1993       1992      1991
As of year end:

 Aggregate short-term debt outstanding
   Bank loans                                 -   $ 10,002  $ 16,000
     Commercial paper                  $159,414   $130,676  $ 76,473

   Weighted average interest rate
     Bank loans                               -       4.4%       6.8%
     Commercial paper                      3.5%       4.1%       5.5%

 Unused committed lines of credit      $240,000   $180,000    $175,000

For the year ended:

 Average daily amounts of short-term
  debt outstanding
   Bank loans                          $ 10,949   $  7,671    $ 56,579
   Commercial paper                    $123,032   $ 89,077    $ 30,539
 Weighted daily average interest rate
   Bank loans                              3.6%       5.0%       7.2%
   Commercial paper                        3.5%       4.2%       6.5%
  Maximum amount outstanding
   during the year                     $171,208   $144,056    $108,231

Interest rates exclude the effect of commitment fees, facility fees and other financing fees.

Note 9


Long-Term Debt

The   Indenture  securing   PGE's  first
mortgage  bonds  constitutes  a   direct
first mortgage lien on substantially all utility property and franchises, other than expressly excepted property.

The   following  principal   amounts  of
long-term debt become due for redemption through sinking funds and maturities
(thousands of dollars):


                 1994       1995       1996        1997        1998


 Sinking Funds  $ 1,313    $  1,138     $   988     $   688       $   688
 Maturities      41,289      71,356      57,528      56,085        64,745


The  sinking  funds  include  $988,000 a
year for 1994 through 1996 and  $688,000
for 1997 and  1998, which, in accordance
with the terms of the Indenture, PGE may
satisfy by  pledging available  property
additions  equal  to  166-2/3%  of   the
sinking fund requirements.



 Note 10


Commitments

New Generating Resources

During 1993  PGE  entered  into  a  $133
million agreement with a contractor  for
construction  of   the  Coyote   Springs
cogeneration facility.  Under the  terms
of  the agreement,  PGE is  committed to
making     progress     payments      of
approximately  $91 million in  1994, and
$16 million  in 1995.   At December  31,
1993, progress payments of approximately
$26 million have been made.

Natural Gas Transmission Agreements

In  January 1993,  PGE signed  two long-
term  agreements  for   transmission  of
natural  gas from domestic  and Canadian
sources  to PGE's existing  and proposed
natural gas-fired generating facilities.
One agreement provides PGE firm pipeline
capacity  beginning   June,   1993   and
increased pipeline capacity in  November
1995.    Beginning  in  late  1995,  the
second agreement will give PGE  capacity
on  a  second  interstate  gas pipeline.
Under the terms of these two agreements,
PGE  is  committed  to  paying  capacity
charges   of  approximately   $3 million
during   1994,   $4 million   in   1995,
$11 million annually through 2010 and $3
million  annually  until  2015.    Under
these agreements PGE has the right to assign unused capacity to other parties.
In addition, PGE will make a capital contribution for pipeline construction of between $3 million and $7 million in 1995.

Railroad Service Agreement

In October 1993, PGE entered into a railroad service agreement and will make capital contributions toward upgrading a line used to deliver coal from Wyoming to the Boardman Coal Plant (Boardman).
PGE is required to contribute $8 million over the 6-year contract life.

Purchase Commitments

Other  Purchase  commitments outstanding
(principally   construction    at   PGE)
totaled  approximately   $14 million  at
December 31,  1993.    Cancellation   of
these purchase agreements could result in cancellation charges.

Purchased Power

PGE   has   long-term   power   purchase
contracts with  certain  public  utility
districts in the state of Washington and
with the  City of Portland, Oregon.  PGE
is  required  to  pay  its proportionate
share of the operating and  debt service
costs of the  hydro projects whether  or
not  they   are   operable.     Selected
information  is  summarized  as  follows
(thousands of dollars):

                                   Rocky    Priest                     Portland
                                   Reach    Rapids   Wanapum   Wells   Hydro
 Revenue bonds outstanding
 at December 31, 1993          $189,752  $141,245  $189,395  $199,920  $ 40,230

 PGE's current share of output,
  capacity, and cost
  Percentage of output            12.0%     13.9%      18.7%     21.9%     100%
  Net capability in megawatts     154        125       170      184       36

  Annual cost, including debt
   service

   1993                        $4,000    $3,800    $5,400    $5,500    $4,800
   1992                         3,900     3,100     4,400     4,800     4,400
   1991                         3,800     3,400     4,000     4,300     3,800


 Contract expiration date        2011      2005      2009      2018      2017

PGE's  share  of  debt  service   costs,
excluding     interest,     will      be
approximately $6 million for each of the
years 1994 through  1996, $7 million for
1997  and  $5  million   for  1998.  The
minimum payments through the remainder of the contracts are estimated to total
$104 million.

PGE has entered into long-term contracts
to  purchase  power  from  three   other
utilities in the
region.   These  contracts will  require
fixed payments  of up to  $25 million in
1994 and  $32 million in 1995  and 1996.
After  that date, capacity  charges will
be up to $25 million annually  until the
second contract terminates in 2001.  The
third contract will continue until  2016
with capacity charges of $19 million annually.

Leases

PGE has  operating  and capital  leasing
arrangements   for    its   headquarters
complex,  combustion  turbines  and  the
coal-handling  facilities   and  certain
railroad  cars  for  Boardman.     PGE's
aggregate  rental  payments  charged  to
expense amounted to $22 million in 1993,
$20 million in  1992 and $21  million in
1991.      PGE   has   capitalized   its
combustion  turbine  leases.    However,
these leases are considered operating leases for ratemaking purposes.

As  of  December 31,  1993,  the  future
minimum  lease   payments   under   non-
cancelable   leases    are   as  follows
(thousands of dollars):

 Year Ending       Operating Leases
 December 31   Capital Leases     (Net of Sublease Rentals)   Total

  1994                $ 3,016                  $ 18,568       $ 21,584
  1995                  3,016                    19,711         22,727
  1996                  3,016                    20,261         23,277
  1997                  3,016                    19,794         22,810
  1998                  3,016                    18,992         22,008
Remainder               1,388                   186,575        187,963
 Total                  16,468                  $283,901       $300,369
Imputed                (2,775)
Interest
Present Value of
Minimum Future
Net Lease Payments     $13,693

Included in the future minimum operating
lease   payments   schedule   above   is
approximately  $140 million   for  PGE's
headquarters complex.


Note 11

WNP-3 Settlement Exchange Agreement

PGE is selling  energy received under  a
WNP-3   Settlement  Exchange   Agreement
(WSA)   to   the   Western   Area  Power
Administration  (WAPA)   for  25  years,
which began October 1990.  Revenues from
the WAPA sales  contract are expected to
be sufficient  to  support the  carrying
value of PGE's investment.
The energy received by  PGE under WSA is
the  result of  a settlement  related to
litigation  surrounding  the abandonment
of WNP-3.  PGE receives about 65 average
annual megawatts  for  approximately  30
years  from  BPA   under  the  WSA.   In
exchange PGE will make available to BPA energy from its combustion turbines or from other available resources at an agreed-to price.

Note 12


Jointly-Owned Plant


At  December  31,   1993,  PGE  had  the
following  investments in  jointly-owned
generating    plants    (thousands    of
dollars):

                                      MW         PGE %      Plant    Accumulated
Facility      Location      Fuel    Capacity    Interest  In Service Depreciation

Boardman      Boardman, OR  Coal        508       65.0    $359,555    $152,981
Colstrip 3&4  Colstrip, MT  Coal      1,440       20.0     444,817     157,576
Centralia     Centralia, WA Coal      1,310        2.5       9,301       5,143

The  dollar amounts  in the  table above
represent  PGE's share of  each jointly-
owned plant.   Each  participant in  the
above generating plants has provided its
own  financing.    PGE's  share  of  the
direct  expenses  of  these  plants   is
included in the corresponding operating expenses on Portland General's and PGE's consolidated income statements.

Note 13


Regulatory Matters


Public Utility Commission of Oregon

PGE had sought judicial  review of three
rate matters  related to a  1987 general
rate case.   In  1989, PGE  reserved $89
million for  an  unfavorable outcome  of
these  matters.    In  July  1990,   PGE
reached an  out-of-court settlement with
the PUC on two  of the three rate matter
issues being litigated.   As a result of
the settlement, $16 million was restored
to  income  in  1990.    The  settlement
resolved   the  dispute  with   the  PUC
regarding   treatment   of   accelerated
amortization of  certain  ITC and  1986-
1987 interim relief. As a settlement of the interim relief issue, PGE refunded approximately $17 million to customers.

In 1991, the Utility Reform Project (URP) petitioned the PUC to reconsider the order approving the settlement. The Oregon legislature subsequently passed a law clarifying the PUC's authority to approve the settlement. As a result, the PUC issued an order implementing the settlement. URP has filed an appeal in Multnomah County Circuit Court to overturn the
PUC's order implementing settlement.

In addition, CUB filed a complaint in 1991 in Marion County Circuit Court seeking to modify, vacate, set aside or reverse the PUC's order implementing settlement. In
September 1992, the Marion County
Circuit Court judge issued a decision
upholding the PUC orders approving the
settlement.  CUB appealed the decision.
In December 1993 the Oregon Court of
Appeals affirmed without opinion the
Circuit Court decision upholding the PUC order.

The settlement, however, did not resolve the Boardman/Intertie gain issue, which the parties continue to litigate. PGE's position is that 28% of the gain should be allocated to customers. The 1987 rate order allocated 77% of the gain to customers over a 27-year period. PGE has fully reserved this amount, which is being amortized over a 27-year period in accordance with the 1987 rate order.  The unamortized gain, $120
million at December 31, 1993, is shown as "Regulatory reserves" on the balance sheet.

In PGE's general rate filing, PGE proposes to accelerate the amortization of the Boardman gain to customers from 27 years to three years, starting in January 1995, as part of a comprehensive settlement of the outstanding litigation on this issue.

Note 14

Legal Matters

WNP Cost Sharing

PGE and three other investor-owned
utilities (IOUs) are involved in
litigation surrounding the proper
allocation of shared costs between
Washington Public Power Supply System
(Supply System) Units 1 and 3 and Units
4 and 5.  A court ruling issued in May
1989 stated that Bond Resolution
No. 890, adopted by the Supply System,
controlled disbursement of proceeds from bonds issued for the construction of Unit 5, including the method for allocation of shared costs. It is the IOUs' contention that at the time the project commenced there was agreement among the parties as to the allocation of shared costs and that this agreement and the Bond Resolution are consistent such that the allocation under the agreement is not prohibited by the Bond
Resolution.

In October 1990, the U.S. District Court ruled that the methodology for the allocation of shared costs required the application of principles akin to those espoused by Chemical Bank. In February
1992, the Court of Appeals reversed the
U.S. District Court's decision and ruled that shared costs between Units 3 and 5 should be allocated in proportion to benefits under the equitable method supported by PGE and the other IOUs. A trial remains necessary to assure that the allocations are properly performed.

Bonneville Pacific Class Action Suit and Lawsuit

A consolidated case of all previously
filed class actions has been filed in
U.S. District Court for the District of
Utah purportedly on behalf of purchasers of common shares and convertible subordinated debentures of Bonneville
Pacific Corporation in the period from
August 18, 1989 until January 22, 1992
alleging violations of federal and Utah
state securities laws, common law fraud
and negligent misrepresentation.  The
defendants are specific Bonneville
Pacific insiders, Portland General,
Portland General Holdings, Inc., certain
Portland General individuals, Deloitte &
Touche and three underwriters of a
Bonneville Pacific offering of
subordinated debentures.  The amount of
damages alleged is not specified.

In addition, the bankruptcy trustee for
Bonneville Pacific has filed an amended
complaint against Portland General,
Holdings, and certain affiliated
individuals in U.S. District Court for
the District of Utah alleging common low fraud, breach of fiduciary duty, tortious interference, negligence, negligent misrepresentation and other actionable wrongs. The original suit was filed by Bonneville Pacific prior to the appointment of the bankruptcy trustee. The amount of damages sought is not specified in the complaint.

Other Legal Matters

Portland General and certain of its
subsidiaries are party to various other
claims, legal actions and complaints
arising in the ordinary course of
business.  These claims are not
considered material.

Summary

While the ultimate disposition of these
matters may have an impact on the
results of operations for a future
reporting period, management believes,
based on discussion of the underlying
facts and circumstances with legal
counsel, that these matters will not
have a material adverse effect on the
financial condition of Portland General.

Other Bonneville Pacific Related
Litigation
Holdings filed complaints seeking
approximately $228 million in damages in the Third Judicial District Court for
Salt Lake County (in Utah) against
Deloitte & Touche and certain other
parties associated with Bonneville
Pacific alleging that it relied on
fraudulent and negligent statements and
omissions by Deloitte & Touche and the
other defendants when it acquired a 46%
interest in and made loans to Bonneville
Pacific starting in September 1990.

Note 15

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents

The  carrying  amount of  cash  and cash
equivalents   approximates  fair   value
because of the short maturity of those instruments.

Other investments

Other  investments   approximate  market
value.

Redeemable preferred stock

The fair value of redeemable preferred stock is based on quoted market prices.

Long-term debt

The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to Portland
General for debt of similar remaining maturities.

The estimated fair values of financial instruments are as follows (thousands of dollars):

                                  1993                 1992

                             Carrying    Fair     Carrying     Fair
                              Amount    Value      Amount     Value

Preferred stock subject to   $ 80,000   $ 84,815  $ 83,600    $ 82,686
  mandatory redemption

Long-term debt                870,814    902,059   886,629     915,292

                   Management's Statement of Responsibility

PGE's management is responsible for the preparation and presentation of the consolidated financial statements in this report. Management is also responsible for the integrity and objectivity of the statements. Generally accepted accounting principles have been used to prepare the statements, and in certain cases informed estimates have been used that
are  based  on   the  best  judgment  of management.

Management has established, and maintains,   a    system   of   internal
accounting   controls.     The  controls provide reasonable assurance that
assets are  safeguarded,  transactions  receive appropriate authorization, and
financial records   are   reliable.     Accounting controls   are   supported
by   written policies  and procedures,  an operations planning and budget
process  designed to achieve   corporate    objectives,   and internal audits
of operating activities.

PGE's  Board  of  Directors  includes an Audit  Committee  composed  entirely
of outside  directors.    It  reviews  with management,   internal    auditors
and independent auditors, the adequacy of internal controls, financial reporting, and other audit matters.

Arthur Andersen & Co. is PGE's independent public accountant. As a part of its annual audit, internal accounting controls are selected for review in order to determine the nature, timing and extent of audit tests to be performed. All of the corporation's financial records and related data are made available to Arthur Andersen & Co. Management has also
endeavored to ensure that   all  representations   to  Arthur Andersen    &
Co.   were   valid   and appropriate.

Joseph M. Hirko
Vice President Finance,
Chief Financial Officer,
Chief Accounting Officer
and Treasurer

Report of Independent Public Accountants

To the Board of Directors and Shareholder of Portland General Electric Company:

We   have   audited   the   accompanying consolidated    balance    sheets
and statements of capitalization of Portland General     Electric     Company
and subsidiaries as of December 31, 1993 and 1992,   and  the   related
consolidated statements of  income, retained earnings and  cash flows  for
each of  the three years in  the period  ended December 31, 1993.   These
financial  statements are the  responsibility   of  the  Company's management.

Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted  our  audits in  accordance with    generally    accepted
auditing standards.  Those standards require that we  plan and perform the
audit to obtain reasonable  assurance about  whether the financial   statements

 are   free   of material   misstatement.      An   audit includes  examining,
on a  test  basis, evidence  supporting   the  amounts  and disclosures in the
financial statements. An  audit  also  includes  assessing the accounting
principles     used    and significant     estimates    made     by management,

as well  as evaluating  the overall        financial       statement
presentation.    We  believe  that   our audits  provide  a reasonable  basis
for our opinion.

As more fully discussed in Note 6 to the consolidated financial statements, the realization of assets related to the abandoned Trojan Nuclear Plant in the amount of $722 million is dependent upon the ratemaking treatment as determined by the Public Utility Commission of Oregon.

In our opinion, the financial statements referred to above present fairly, in
all material    respects,   the    financial position  of  Portland General
Electric Company and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three
years  in  the period  ended  December   31,  1993   in conformity   with
generally   accepted accounting principles.

As more fully discussed in Note 5A to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.

Portland, Oregon,
January 25, 1994                                         ARTHUR ANDERSEN & CO.

Financial Statements and Supplementary Data


        Portland General Electric Company and Subsidiaries
                Consolidated Statements of Income

For the Years Ended December 31                           1993       1992       1991

                                                            (Thousands of Dollars)

Operating Revenues                                        $944,531   $880,098   $885,578

Operating Expenses
 Purchased power and fuel                                  311,713    222,127    226,312
 Production and distribution                                73,576     93,677     96,174
 Maintenance and repairs                                    55,320     70,476     91,272
 Administrative and other                                   98,408    107,657    115,443
 Depreciation, decommissioning and amortization            121,898     98,039    111,539
 Taxes other than income taxes                              55,676     54,945     58,337
 Income taxes                                               71,490     73,140     47,244
                                                           788,081    720,061    746,321

Net Operating Income                                       156,450    160,037    139,257

Other Income (Deductions)
 Allowance  for equity funds used during construction            -        311        617
 Other                                                      11,771      7,717      9,099
 Income taxes                                               (4,002)     2,511       (991)
                                                             7,769     10,539      8,725

Interest Charges
 Interest on long-term debt and other                       61,817     64,718     73,359
 Interest on short-term borrowings                           3,443      2,754      1,979
 Allowance for borrowed funds used during construction        (785)    (2,458)    (1,431)
                                                            64,475     65,014     73,907


Net Income                                                  99,744    105,562     74,075

Preferred Dividend Requirement                              12,046     12,636     12,913
Income Available for Common Stock                         $ 87,698   $ 92,926   $ 61,162



        Portland General Electric Company and Subsidiaries
            Consolidated Statements of Retained Earnings


For the Years Ended December 31                           1993       1992       1991
                                                            (Thousands of Dollars)

Balance at Beginning of Year                              $165,949   $146,198   $146,610
Net Income                                                  99,744    105,562     74,075
ESOP Tax Benefit & Preferred Stock
 Premium @ Redemption                                       (1,524)    (2,505)       992
                                                           264,169    249,255    221,677

Dividends Declared
 Common stock                                               72,826     70,670     62,566
 Preferred stock                                            12,046     12,636     12,913
                                                            84,872     83,306     75,479
Balance at End of Year                                    $179,297   $165,949   $146,198

        The accompanying notes  are an  integral part of these consolidated statements.

                     Portland General Electric Company and Subsidiaries
                             Consolidated Balance Sheets

At December 31                                               1993          1992
                                                               (Thousands of Dollars)
                                                Assets
Electric Utility Plant - Original Cost
 Utility plant (includes Construction Work
  in Progress of $46,679 and $12,308)                        $2,370,460    $2,260,935
 Accumulated depreciation                                      (894,284)     (825,365)
                                                              1,476,176     1,435,570
 Capital leases - less amortization of $23,626 and $21,471       13,693        15,847
                                                              1,489,869     1,451,417

Other Property and Investments
 Conservation loans                                              12,018        14,061
 Trojan decommissioning trust, at market value                   48,861        32,945
 Other investments                                               65,696        57,673
                                                                126,575       104,679
Current Assets
 Cash and cash equivalents                                        2,099         3,414
 Accounts and notes receivable                                   85,169        81,999
 Unbilled and accrued revenues                                  133,476        69,151
 Inventories, at average cost                                    46,534        61,550
 Prepayments and other                                           20,646        32,997
                                                                287,924       249,111
Deferred Charges
 Unamortized regulatory assets
   Trojan abandonment - Plant                                   366,712       399,255
   Trojan abandonment - Decommissioning                         355,718       339,514
   Trojan - other                                                66,387        94,759
   Income taxes recoverable                                     228,233             -
   Debt reacquisition costs                                      34,941        22,634
   Energy efficiency programs                                    39,480        23,989
   Other                                                         33,857        37,445
 WNP-3 settlement exchange agreement                            178,003       182,492
 Miscellaneous                                                   18,975        15,685
                                                              1,322,306     1,115,773
                                                             $3,226,674    $2,920,980


                                 Capitalization and Liabilities
Capitalization
 Common stock equity                                         $  747,197    $  726,076
 Cumulative preferred stock
   Subject to mandatory redemption                               70,000        81,800
   Not subject to mandatory redemption                           69,704        69,704
 Long-term debt                                                 802,994       806,138
                                                              1,689,895     1,683,718

Current Liabilities
 Long-term debt and preferred stock due within one year          41,614       34,500
 Short-term borrowings                                          129,920       100,065
 Accounts payable and other accruals                            111,647       117,850
 Accrued interest                                                17,139        23,416
 Dividends payable                                               21,486        21,566
 Accrued taxes                                                   27,395        41,503
                                                                349,201       338,900
Other
 Deferred income taxes                                          534,194       242,619
 Deferred investment tax credits                                 60,706        64,781
 Regulatory reserves                                            120,410       121,914
 Trojan decommissioning reserve and misc. closure costs         407,610       411,404
 Miscellaneous                                                   64,658        57,644
                                                              1,187,578       898,362
                                                             $3,226,674    $2,920,980


The accompanying  notes are  an integral  part of  these consolidated  balance  sheets.

                     Portland General Electric Company and Subsidiaries
                         Consolidated Statements of Capitalization

At December 31                                               1993             1992
                                                                (Thousands of Dollars)
Common Stock Equity
  Common stock, $3.75 par value per
   share, 100,000,000 shares authorized,
   40,458,877 shares outstanding                             $  151,721       $  151,721
  Other paid-in capital - net                                   433,978          431,673
  Unearned compensation                                         (17,799)         (23,267)
  Retained earnings                                             179,297          165,949
                                                                747,197  44.2%   726,076  43.1%

Cumulative Preferred Stock
  Subject to mandatory redemption
   No par value, 30,000,000 shares authorized
     7.75% Series, 300,000 shares outstanding                    30,000           30,000
   $100 par value, 2,500,000 shares authorized
     8.875% Series, 0 and 36,000 shares outstanding                   -            3,600
      Current sinking fund                                            -           (1,800)
     8.10% Series, 500,000 shares outstanding                    50,000           50,000
      Current sinking fund                                      (10,000)               -
                                                                 70,000    4.2    81,800   4.9

Not subject to mandatory redemption
     7.95% Series, 298,045 shares outstanding                    29,804           29,804
     7.88% Series, 199,575 shares outstanding                    19,958           19,958
     8.20% Series, 199,420 shares outstanding                    19,942           19,942
                                                                 69,704    4.1    69,704    4.1
Long-Term Debt
  First mortgage bonds
   Maturing 1993 through 1997
     4-5/8% Series due February 1, 1993                               -            7,851
     4-3/4% Series due June 1, 1993                                   -            9,720
     4-3/4% Series due April 1, 1994                              8,119            8,344
     4.70% Series due March 1, 1995                               3,220            3,395
     5-7/8% Series due June 1, 1996                               5,366            5,516
     6.60% Series due October 1, 1997                            15,363           15,663
     Medium-term notes, 6.60%-9.27%                             136,000          148,550
   Maturing 1998 through 2002, 5.65%-8.88%                      140,625           98,615
   Maturing 2003 through 2007, 6.47%-9.07%                      131,658          145,473
   Maturing 2016 through 2023, 7.75%-9-5/8%                     195,000          145,000
  Pollution control bonds
   Port of Morrow, Oregon, variable rate
     (Average 2.3% for 1993), due 2013                           23,600           23,600
   City of Forsyth, Montana, variable rate
     (Average 2.4% for 1993), due 2013
     through 2016                                               118,800          118,800
     Amount held by trustee                                      (8,537)          (8,498)
   Port of St. Helens, Oregon, due 2010 and 2014
     (Average variable 2.2%-2.4% for 1993)                       51,600           51,600
  10% Debentures due March 1, 2018                                    -           50,000
  Capital lease obligations                                      13,693           15,847
  Other                                                             101             (638)
                                                                834,608          838,838
  Long-term debt due within one year                            (31,614)         (32,700)
                                                                802,994   47.5   806,138   47.9

  Total capitalization                                        $1,689,895 100.0% $1,683,718 100.0%

The accompanying notes are an integral part of these consolidated statements.

                     Portland General Electric Company and Subsidiaries
                         Consolidated Statements of Cash Flow

For the Years Ended December 31                         1993        1992        1991
                                                     (Thousands of Dollars)
Cash Provided by Operations:
 Net income                                             $  99,744   $ 105,562   $  74,075
 Noncash items included in net income:
   Depreciation, decommissioning and amortization          92,336     109,749     114,103
   Amortization of WNP-3 exchange agreement                 4,489       5,658       6,231
   Amortization of deferred charges - Trojan               31,419       1,609         577
   Amortization of deferred charges - other                 5,087       7,080       9,208
   Deferred income taxes - net                             60,721       4,252       7,628
   Other noncash revenues                                       -        (311)       (617)
  Changes in working capital:
  Increase in receivables                                 (67,431)     (9,588)     (4,826)
  (Increase) Decrease in inventories                       15,017      (4,181)        751
  Increase (Decrease) in payables                         (26,588)     (2,084)     22,314
  Other working capital items - net                        10,600       7,328      (2,399)
 Deferred charges - other                                  (3,808)    (13,198)     (6,319)
 Miscellaneous - net                                       14,231      20,435      13,388
                                                          235,817     232,311     234,114

Investing Activities:
 Utility construction                                    (125,787)   (143,561)   (138,905)
 Energy efficiency programs                               (18,149)    (10,365)     (8,610)
 Trojan decommissioning trust                             (11,220)    (11,220)    (19,272)
 Other investments                                         (8,294)     (8,602)     (7,915)
                                                         (163,450)   (173,748)   (174,702)

Financing Activities:
 Short-term debt - net                                     29,855      27,939      17,451
 Long-term debt issued                                    252,000     123,000     104,000
 Long-term debt retired                                  (266,986)   (123,902)   (111,004)
 Preferred stock issued                                         -      30,000           -
 Preferred stock retired                                   (3,600)    (31,225)     (1,800)
 Dividends paid                                           (84,951)    (82,293)    (71,233)
                                                          (73,682)    (56,481)    (62,586)
Increase (Decrease) in Cash and
 Cash Equivalents                                          (1,315)      2,082      (3,174)
Cash and Cash Equivalents at the Beginning
 of Year                                                    3,414       1,332       4,506
Cash and Cash Equivalents at the End
 of Year                                                $   2,099   $   3,414   $   1,332

Supplemental disclosures of cash flow information
 Cash paid during the year:
  Interest                                              $  68,232   $  64,452   $  68,931
  Income taxes                                             17,242      61,915      47,652

The accompanying notes are an integral part of these consolidated statements.

                                        PAGE> 37

                     Portland General Electric Company and Subsidiaries
                            Notes to Financial Statements

Certain information, necessary for a sufficient understanding of PGE's financial condition and results of operations, is substantially the same as that disclosed by Portland General in this report. Therefore, the following PGE information is incorporated by reference to Portland General's financial information on the following page numbers.

                                                                   Page
Notes to Financial Statements
    Note 1A.  Summary of Significant Accounting Policies           15
    Note 4A.  Employee Benefits                                    18
    Note 6A.  Trojan Nuclear Plant                                 22
    Note 7A.  Preferred Stock                                      25
    Note 10A. Commitments                                          27
    Note 11A. WNP-3 Settlement Exchange Agreement                  29
    Note 12A. Jointly-Owned Plant                                  30
    Note 13A. Regulatory Matters                                   30
    Note 14A. Legal Matters                                        31

Management's Discussion and Analysis of Financial
Condition and Results of Operations                                 2


Note 5A

Income Taxes


The following table shows the detail of taxes on income and the items used in computing the differences between the statutory federal income tax rate and Portland General Electric Company's (PGE) effective tax rate. (thousands of dollars)



                                           1993      1992        1991
 Income Tax Expense
   Currently payable                       $ 14,086  $ 59,804    $ 39,345
   Deferred income taxes
     Accelerated depreciation                 5,039     5,987       9,167
     WNP-3 Amortization                        (560)   (2,190)     (2,570)
     Energy efficiency programs               7,449     3,246       2,859
     USDOE nuclear fuel assessment            6,155        -          -
     AMAX coal contract                      (1,170)   (1,227)     (1,050)
     Replacement power costs                 26,785      (246)      5,084
     Trojan operating costs                  17,565     7,402 ,     4,080
     Repurchase debt                          4,952     1,019        (850)
     Excess deferred taxes                   (3,494)   (1,888)     (1,557)
     Interim rate relief refund                   -     6,573       1,036
     Other                                    2,760    (1,092)     (3,160)
    Investment tax credit adjustments        (4,075)   (6,759)     (4,149)

                                           $ 75,492  $ 70,629    $ 48,235

 Provision Allocated to:
  Operations                               $ 71,490  $ 73,140    $ 47,244
  Other income and deductions                 4,002    (2,511)        991
                                           $ 75,492  $ 70,629    $ 48,235
 Effective Tax Rate Computation
  Computed tax based on statutory
  federal income tax rates applied
  to income before income taxes            $ 61,333  $ 59,905    $ 41,430

 Increases (Decreases) resulting from:
  Accelerated depreciation                    9,207     9,462       7,763
  State and local taxes - net                 9,783    10,568       4,984
  Investment tax credits                     (4,075)   (6,759)     (4,149)
  USDOE nuclear fuel assessment               5,050         -           -
  Excess deferred tax                        (3,419)   (1,816)     (1,483)
  Adjustments to income tax reserves              -    (3,284)       (507)
  Other                                      (2,387)    2,553         197

                                           $ 75,492  $ 70,629    $ 48,235

  Effective tax rate                           43.1%      40.1%      39.6%

Effective January 1, 1993, PGE adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Prior to SFAS 109, PGE accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11. Prior period financial statements have not been restated. As of December 31, 1993 and 1992, the significant components of PGE's deferred income tax assets and liabilities were as follows:


                                   1993          1992
    Deferred Tax Assets
    Plant-in-service               $   83,602    $  18,608
    Regulatory Reserve                 47,718       46,804
    Other                              24,038       22,626
                                      155,358       88,038

    Deferred Tax Liabilities
    Plant-in-service                 (497,476)    (201,596)
    Replacement Power Costs           (29,574)      (4,838)
    WNP-3 exchange contract           (70,542)     (71,099)
    Other                             (93,711)     (53,124)
                                     (691,303)    (330,657)

    Less Current deferred Taxes         1,751            -
    Total                          $ (534,194)  $ (242,619)

As a result of implementing SFAS 109, PGE has recorded deferred tax assets and liabilities for all temporary differences between the financial statement bases and tax bases of assets and liabilities.

The Omnibus Budget  Reconciliation Act of 1993 resulted in  a federal tax rate
increase from  34% to 35%  effective January 1, 1993.   The tax  rate increase
resulted in additional income tax expense for PGE of $3.6 million.

The IRS completed its examination of Portland General Corporation's (Portland General) tax returns for the years 1985 to 1987 and has issued a statutory notice of tax deficiency which Portland General is contesting. As part of this audit, the IRS has proposed to disallow PGE's 1985 Washington Public Power Supply System Unit 3 (WNP-3) abandonment loss deduction on the premise that it is a taxable exchange. PGE disagrees with this position and will take appropriate action to defend its deduction. Management believes that it has appropriately provided for probable tax adjustments and is of the opinion that the ultimate disposition of this matter will not have a material adverse impact on the financial condition of PGE.

Note 7A

Common Stock

                                       Common Stock      Other
                                    Number    $3.75 Par  Paid-In     Unearned
                                   of Shares    Value    Capital    Compensation

 (Thousands of Dollars)

  December 31, 1990               40,458,877   $151,721  $429,398   $(35,338)
  Sales of stock                           -          -         -         -
  Redemption of preferred                  -          -     2,119         -
  stock
  Repayment of ESOP loan
   and other                               -        -          -        5,579

  December 31, 1991               40,458,877  151,721    431,517      (29,759)
  Sales of stock                           -        -          -           -
  Sale and redemption of
   preferred stock                         -        -        565           -
  Repayment of ESOP loan
   and other                               -        -       (409)       6,492

  December 31, 1992               40,458,877  151,721    431,673      (23,267)
  Sales of stock                           -        -          -            -
  Redemption of stock                      -        -          -            -
  Sale and redemption of                   -        -      2,130            -
   preferred stock
  Repayment of ESOP loan
   and other                               -        -        175        5,468
  December 31, 1993               40,458,877 $151,721   $433,978    $ (17,799)

Common Stock

Portland General is the sole shareholder of PGE common stock. PGE is restricted, without prior Oregon Public Utility Commission (PUC) approval, from paying dividends or making other distributions to Portland General to the extent such payment or distribution would reduce PGE's common stock equity capital below 36% of total capitalization. At December 31, 1993, PGE's common stock equity capital was 44% of its total capitalization.

Note 8A

Short-Term Borrowings


PGE meets liquidity needs through the issuance of commercial paper and borrowings from commercial banks. At December 31, 1993, PGE had a committed facilities of $120 million expiring in July 1996 and an $80 million expiring in July 1994. These lines of credit have commitment fees and/or facility fees ranging from 0.15 to 0.20 of one percent and do not require compensating cash balances. The facilities are used primarily as back-up for both commercial paper and borrowings from commercial banks under uncommitted lines of credit. At December 31, 1993, there were no outstanding borrowings under the committed facilities.

PGE has a $200 million commercial paper facility. Unused committed lines of credit must be at least equal to the amount of commercial paper outstanding. Most of PGE's short-term borrowings are through commercial paper.

Commercial paper and lines of credit borrowing are at rates reflecting current market conditions and generally are substantially below the prime commercial rate.

Short-term borrowings and related interest rates were as follows (thousands of dollars):


                                          1993       1992        1991
  As of year end:

  Aggregate short-term debt outstanding
   Bank loans                                    -      $4,001     $15,000
  Commercial paper                        $129,920     $96,064     $57,126
  Weighted average interest rate
   Bank loans                                    -         4.1%        6.2%
   Commercial paper                            3.5%        3.9%        5.5%
  Unused committed lines of credit        $200,000    $125,000    $125,000

  For the year ended:

  Average daily amounts of short-term
   debt outstanding
   Bank loans                              $5,025     $  2,803    $  2,087
   Commercial paper                       $94,983     $ 62,036    $ 28,892
  Weighted daily average interest rate
   Bank loans                                3.6%         5.5%        6.0%
   Commercial paper                          3.5%         4.2%        6.5%
  Maximum amount outstanding             $144,774     $101,028    $ 72,126
   during year


Interest rates exclude the effect of commitment fees, facility fees, and other financing fees.

Note 9A

Long-Term Debt

The Indenture securing PGE's first mortgage bonds constitutes a direct first mortgage lien on substantially all utility property and franchises, other than expressly excepted property.

The following principal amounts of long-term debt become due for redemption through sinking funds and maturities (thousands of dollars):


                1994     1995     1996      1997       1998

Sinking Funds   $ 1,313  $ 1,138  $   988    $   688   $   688
Maturities        31,289  71,356   17,528     56,085    64,745

The sinking funds include $988,000 a year for 1994 through 1996 and $688,000 for 1997 and 1998, which, in accordance with the terms of the Indenture, PGE may satisfy by pledging available property additions equal to 166-2/3% of the sinking fund requirements.

Note 15A

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents
The  carrying amount  of  cash and  cash
equivalents   approximates  fair   value
because of the short maturity of those instruments.

Other investments
Other  investments   approximate  market
value.

Redeemable preferred stock
The fair value of redeemable preferred stock is based on quoted market prices.

Long-term debt
The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to PGE for debt of similar remaining maturities.

The estimated   fair  values   of  financial
instruments are as follows (thousands of dollars):

                                       1993                        1992
                              Carrying        Fair        Carrying        Fair
                               Amount        Value         Amount        Value
 Preferred stock subject to
  mandatory redemption        $ 80,000       $84,815       $83,600       $ 82,686

 Long-term debt                820,814       848,696       823,629         849,876

                      Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.










                                     Portland General Corporation
                                     Portland General Electric Company





        February 15, 1994        By


                                            Joseph M. Hirko
                                         Vice President Finance,
                                         Chief Financial Officer,
                                         Chief Accounting Officer
                                         and Treasurer

                       Appendix I

                (Electronic Filing Only)


        Omitted graphic material:

        Page 4 Residential Customers graph:

        (Thousands)
        1983                             454950
        1984                             454732
        1985                             461076
        1986                             470136
        1987                             476481
        1988                             484293
        1989                             496165
        1990                             512913
        1991                             526699
        1992                             536111
        1993                             545410

        Page  5 Operating Revenue and Net Income
        (Loss) graph:

        ($ Millions)


                        Operating Revenue                N  e  t Income
        1989              797                                 -27
        1990              852                                 100
        1991              890                                 -50
        1992              884                                  90
        1993              947                                  89

        Page 5 PGE Electricity Sales graph:

        (Billions of KWh)

        1989    Residential                      6.1
                Commercial                       5.2
                Industrial                       3.5
                Wholesale                        3.0

        1990    Residential                      6.4
                Commercial                       5.5
                Industrial                       3.6
                Wholesale                        4.3

        1991    Residential                      6.5
                Commercial                       5.6
                Industrial                       3.6
                Wholesale                        3.9

        1992    Residential                      6.3
                Commercial                       5.8
                Industrial                       3.6
                Wholesale                        2.7

        1993    Residential                      6.8
                Commercial                       6.0
                Industrial                       3.8
                Wholesale                        1.6

        Page 6 Operating Expenses graph:

        ($ Millions)

        1989    Operating Expenses              295
                Variable Power                  179
                Depreciation                    91

        1990
        Operating Expenses
        302



                           46


        Variable Power
        200

        Depreciation
        90

        1991
        Operating Expenses
        361

        Variable Power                        226

        Depreciation
        112

        1992
        Operating Expenses
        327

        Variable Power
        222

        Depreciation
        99

        1993
        Operating Expenses
        283

        Variable Power
        311

        Depreciation
        122


        Page 6 Net Variable Power Costs graph:
        Net  variable   power   is  defined   as
        variable power less wholesale revenues.

        (Mills/KWh)


        Net Variable Power
        Retail Revenues
        1989                                  5
        46
        1990                                  5
        46
        1991                                  6
        48
        1992                                  7
        49
        1993
        13                                    52

        Page  8  Utility  Capital   Expenditures
        graph:


                           47


        ($ Millions)

        1989
        119
        1990
        109
        1991
        148
        1992
        154
        1993
        144

        Page 9 Capitalization

        ($ Millions)

        1989
        Long-term Debt
        817

        Common Equity
        762

        Preferred Stock                  153

        1990
        Long-term Debt                        763

        Common Equity
        771

        Preferred Stock                  152

        1991
        Long-term Debt
        913

        Common Equity
        679

        Preferred Stock                  150

        1992
        Long-term Debt
        874

        Common Equity
        724

        Preferred Stock                  152

        1993
        Long-term Debt
        803

        Common Equity
        744


                           48



        Preferred Stock                  140